Exhibit 10.2
Execution Version

FIFTH AMENDMENT TO FIVE YEAR CREDIT AGREEMENT

FIFTH AMENDMENT TO FIVE YEAR CREDIT AGREEMENT (this “Amendment”), dated as of May 22, 2026, is entered into among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Five Year Credit Agreement, dated as of May 11, 2021 (as amended by that certain First Amendment to Five Year Credit Agreement, dated as of May 16, 2022, that certain Second Amendment to Five Year Credit Agreement, dated as of March 23, 2023, that certain Third Amendment to Five Year Credit Agreement, dated as of May 16, 2024, that certain Fourth Amendment to Five Year Credit Agreement, dated as of May 16, 2025, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the parties hereto hereby agree as follows:
1.Amendment to the Credit Agreement. The Credit Agreement (but not the Exhibits thereto) is hereby amended and restated in its entirety to read as set forth on Annex A hereto.
2.Conditions Precedent. This Amendment shall become effective on and as of the date hereof (the “Fifth Amendment Effective Date”) upon satisfaction (or waiver in accordance with Section 11.1 of the Credit Agreement) of the conditions precedent set forth in this Section 2. Upon satisfaction (or waiver in accordance with Section 11.1 of the Credit Agreement) of the conditions precedent set forth in this Section 2, the Administrative Agent shall promptly provide the Borrower and the Lenders with written confirmation that this Amendment has become effective.
(a)Counterparts of this Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders.
(b)Corporate Action. The Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date, of the Secretary or an Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action taken by the Borrower to authorize this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign this Amendment and the other Loan Documents, and any other certificates, requests, notices or other documents required hereunder or thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.
(c)Opinions of Counsel to the Borrower. The Administrative Agent shall have received (i) an opinion of Thomas Moffatt, assistant general counsel of the Borrower, dated the Fifth Amendment Effective Date, in a form reasonably satisfactory to the Administrative Agent,

14735561v3
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and (ii) an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Borrower, dated the Fifth Amendment Effective Date, in a form reasonably satisfactory to the Administrative Agent.
(d)No Default and Representations and Warranties. The Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date, of the Senior Vice President and Treasurer of the Borrower certifying that there exists no Default and that the representations and warranties contained in this Amendment are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on the Fifth Amendment Effective Date), except those which are expressly specified to be made as of an earlier date.
(e)Fees.    The Administrative Agent shall have received all fees and other amounts due and payable to it on the Fifth Amendment Effective Date, including the upfront fees payable to the Lenders, in respect of this Amendment.
(f)Due Diligence; “Know Your Customer”.     (i) Each Lender shall have received such documents and information as it may have requested in order to comply with “know-your-customer” and other applicable Sanctions, anti-terrorism, anti-money laundering and similar rules and regulations and related policies, to the extent the Borrower shall have received written requests therefor at least ten (10) Domestic Business Days prior to the Fifth Amendment Effective Date, and (ii) at least five Domestic Business Days prior to the Fifth Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered to each Lender that so requests a Beneficial Ownership Certification.
3.Representations and Warranties.
(a)The Borrower hereby represents and warrants as follows:
(i)The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.
(ii)This Amendment has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.
(iii)No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery, and performance by the Borrower of this Amendment or is required as a condition to the enforceability of this Amendment against the Borrower.
(b)The Borrower represents and warrants to the Lenders that the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects on the date hereof (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language is true and correct (after giving effect to any qualification therein) in all respects on the date hereof), except those which are expressly specified to be made as of an earlier date.
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4.Miscellaneous.
(a)Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect.
(b)On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.
(c)Subject to Section 11.8 of the Credit Agreement, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement.
(d)This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[signature pages follow]
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The parties have caused this Amendment to be duly executed as of the date first written above.

CVS HEALTH CORPORATION

By:	/s/ Tracy L. Smith
Name:	Tracy L. Smith
Title:	Senior Vice President and Treasurer
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kyle Harding
Name:	Kyle D Harding
Title:	Vice President
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

BANK OF AMERICA, N.A., as an Issuer, the
Swing Line Lender and a Lender

By:	/s/ Joseph L. Corah
Name:	Joseph L. Corah
Title:	Managing Director
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

BARCLAYS BANK PLC, as an Issuer and a
Lender

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Director
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

CITIBANK, N.A., as an Issuer and a Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

GOLDMAN SACHS BANK USA, as an Issuer
and a Lender

By:	/s/ Nicholas Merino
Name:	Nicholas Merino
Title:	Authorized Signatory

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

JPMORGAN CHASE BANK, N.A., as an
Issuer and a Lender

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Executive Director

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as an Issuer and a Lender

By:	/s/ Darin Mullis
Name:	Darin Mullis
Title:	Managing Director
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Sean Young
Name:	Sean Young
Title:	Authorized Signatory

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

TRUIST BANK, as a Lender

By:	/s/ Tim Conway
Name:	Tim Conway
Title:	Vice President

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Andrea C. Moore
Name:	Andrea Moore
Title:	Associate Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Director

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

U.S. BANK NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Mark D. Rodgers
Name:	Mark D. Rodgers
Title:	Senior Vice President

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Eleanor Hayes
Name:	Eleanor Hayes
Title:	Assistant Vice President
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

MORGAN STANLEY BANK, N.A., as a
Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ William P. Herold
Name:	William P. Herold
Title:	Senior Vice President

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By:	/s/ Cindy Hwee
Name:	Cindy Hwee
Title:	Director

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

THE BANK OF NEW YORK MELLON, as a
Lender

By:	/s/ Luke Daly
Name:	Luke Daly
Title:	Senior Vice President
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President
[Fifth Amendment to 2031 Facility – CVS Health Corporation]

INDUSTRIAL AND COMMERCIAL BANK
OF CHINA LIMITED, NEW YORK
BRANCH, as a Lender

By:	/s/ Hiu Yue Chan
Name:	Hiu Yue Chan
Title:	Assistant Vice President

By:	/s/ Yuanyuan Peng
Name:	Yuanyuan Peng
Title:	Executive Director

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

KEYBANK NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Sr. Vice President

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

THE TORONTO-DOMINION BANK, NEW
YORK BRANCH, as a Lender

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

[Fifth Amendment to 2031 Facility – CVS Health Corporation]

ANNEX A
See attached.

Deal CUSIP: 23242UAV5
Facility CUSIP: 23242UAW3
ANNEX A
FIVE YEAR CREDIT AGREEMENT
by and among
CVS HEALTH CORPORATION,
THE LENDERS PARTY HERETO,
BARCLAYS BANK PLC and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
and
BANK OF AMERICA, N.A.,
as Administrative Agent
______________________________
Dated as of May 11, 2021
______________________________
BOFA SECURITIES, INC.,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
GOLDMAN SACHS BANK USA,
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

1.	DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...............................................		1
	1.1	Definitions.................................................................................................................	1
	1.2	Principles of Construction.........................................................................................	21

2.	AMOUNT AND TERMS OF LOANS.................................................................................		22
	2.1	Revolving Credit Loans............................................................................................	22
	2.2	Swing Line Loans.....................................................................................................	23
	2.3	Notice of Borrowing Revolving Credit Loans and Swing Line Loans.....................	24
	2.4	Competitive Bid Loans and Procedure.....................................................................	25
	2.5	Use of Proceeds.........................................................................................................	27
	2.6	Termination, Reduction or Increase of Commitments...............................................	27
	2.7	Prepayments of Loans................................................................................................	29
	2.8	Letter of Credit Sub-facility.......................................................................................	30
	2.9	Letter of Credit Participation.....................................................................................	32
	2.10	Absolute Obligation with respect to Letter of Credit Payments................................	33
	2.11	Notes..........................................................................................................................	33
	2.12	Extension of Commitment Termination Date............................................................	33
	2.13	Defaulting Lenders.....................................................................................................	34
	2.14	[Reserved]..................................................................................................................	36

3.	PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD
	PROTECTION AND FEES...................................................................................................		36
	3.1	Disbursement of the Proceeds of the Loans...............................................................	36
	3.2	Payments....................................................................................................................	37
	3.3	Conversions; Other Matters.......................................................................................	38
	3.4	Interest Rates and Payment Dates..............................................................................	39
	3.5	Indemnification for Loss............................................................................................	41
	3.6	Reimbursement for Costs, Etc...................................................................................	42
	3.7	Illegality of Funding..................................................................................................	43
	3.8	Option to Fund; Substituted Interest Rate..................................................................	43
	3.9	Certificates of Payment and Reimbursement............................................................	45
	3.10	Taxes; Net Payments................................................................................................	46
	3.11	Facility Fees..............................................................................................................	49
	3.12	Letter of Credit Participation Fee..............................................................................	50
	3.13	Replacement of Lender.............................................................................................	50

4.	REPRESENTATIONS AND WARRANTIES......................................................................		51
	4.1	Existence and Power.................................................................................................	51
	4.2	Authority; Affected Financial Institution..................................................................	51
	4.3	Binding Agreement...................................................................................................	51
	4.4	Litigation...................................................................................................................	51
	4.5	No Conflicting Agreements......................................................................................	52
	4.6	[Reserved].................................................................................................................	52
	4.7	[Reserved].................................................................................................................	52
	4.8	Governmental Regulations........................................................................................	52

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	4.9	Federal Reserve Regulations; Use of Proceeds.........................................................	52
	4.10	No Misrepresentation................................................................................................	52
	4.11	[Reserved].................................................................................................................	53
	4.12	[Reserved]..................................................................................................................	53
	4.13	Financial Statements.................................................................................................	53
	4.14	Anti-Corruption Laws and Sanctions........................................................................	53

5.	CONDITIONS TO EFFECTIVENESS................................................................................		53
	5.1	Agreement.................................................................................................................	54
	5.2	Notes.........................................................................................................................	54
	5.3	Corporate Action.......................................................................................................	54
	5.4	Opinion of Counsel to the Borrower.........................................................................	54
	5.5	Termination of Existing 2017 Credit Agreement.....................................................	54
	5.6	No Default and Representations and Warranties......................................................	54
	5.7	Fees...........................................................................................................................	55
	5.8	Due Diligence; “Know Your Customer”..................................................................	55

6.	CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT..................		55
	6.1	Compliance...............................................................................................................	55
	6.2	Requests....................................................................................................................	55

7.	AFFIRMATIVE COVENANTS..........................................................................................		56
	7.1	Legal Existence.........................................................................................................	56
	7.2	Taxes.........................................................................................................................	56
	7.3	[Reserved].................................................................................................................	56
	7.4	[Reserved].................................................................................................................	56
	7.5	[Reserved].................................................................................................................	56
	7.6	Observance of Legal Requirements..........................................................................	56
	7.7	Financial Statements and Other Information............................................................	57
	7.8	Records.....................................................................................................................	58

8.	NEGATIVE COVENANTS.................................................................................................		58
	8.1	[Reserved].................................................................................................................	58
	8.2	Liens..........................................................................................................................	58
	8.3	Dispositions...............................................................................................................	59
	8.4	Merger or Consolidation, Etc....................................................................................	59
	8.5	[Reserved].................................................................................................................	60
	8.6	[Reserved].................................................................................................................	60
	8.7	Limitation on Upstream Dividends by Subsidiaries..................................................	60
	8.8	[Reserved].................................................................................................................	60
	8.9	Ratio of Consolidated Indebtedness to Total Capitalization.....................................	60

9.	DEFAULT............................................................................................................................		61
	9.1	Events of Default......................................................................................................	61
	9.2	Remedies...................................................................................................................	63

10.	AGENT.................................................................................................................................		64
	10.1	Appointment and Authority......................................................................................	64
	10.2	Rights as a Lender.....................................................................................................	64
	10.3	Exculpatory Provisions.............................................................................................	64
	10.4	Reliance by Administrative Agent............................................................................	65
	10.5	Delegation of Duties.................................................................................................	66
	10.6	Resignation of Administrative Agent.......................................................................	66
	10.7	Non-Reliance on Administrative Agent and Other Credit Parties............................	67
	10.8	No Other Duties, Etc.................................................................................................	67
	10.9	Recovery of Erroneous Payments.............................................................................	67

11.	OTHER PROVISIONS.........................................................................................................		68
	11.1	Amendments, Waivers, Etc.......................................................................................	68
	11.2	Notices......................................................................................................................	69
	11.3	No Waiver; Cumulative Remedies...........................................................................	72
	11.4	Survival of Representations and Warranties.............................................................	72
	11.5	Payment of Expenses; Indemnified Liabilities.........................................................	72
	11.6	Lending Offices........................................................................................................	73
	11.7	Successors and Assigns.............................................................................................	73
	11.8	Counterparts; Electronic Execution..........................................................................	79
	11.9	Set-off and Sharing of Payments..............................................................................	80
	11.10	Indemnity...................................................................................................................	81
	11.11	Governing Law..........................................................................................................	83
	11.12	Severability................................................................................................................	83
	11.13	Integration..................................................................................................................	83
	11.14	Treatment of Certain Information.............................................................................	83
	11.15	Acknowledgments.....................................................................................................	84
	11.16	Consent to Jurisdiction..............................................................................................	85
	11.17	Service of Process.....................................................................................................	85
	11.18	No Limitation on Service or Suit..............................................................................	85
	11.19	WAIVER OF TRIAL BY JURY..............................................................................	85
	11.20	Patriot Act Notice.....................................................................................................	85
	11.21	No Fiduciary Duty....................................................................................................	86
	11.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions..................................................................................................................	86
	11.23	Certain ERISA Matters..............................................................................................	86

EXHIBITS

Exhibit A	List of Commitments
Exhibit B	Form of Note
Exhibit C	Form of Borrowing Request
Exhibit D-1	Form of Opinion of Counsel to the Borrower
Exhibit D-2	Form of Opinion of Special Counsel to the Borrower
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Competitive Bid Request
Exhibit G	Form of Invitation to Bid
Exhibit H	Form of Competitive Bid
Exhibit I	Form of Competitive Bid Accept/Reject Letter
Exhibit J	Form of Letter of Credit Request
Exhibit K	Form of Commitment Increase Supplement

FIVE YEAR CREDIT AGREEMENT, dated as of May 11, 2021, by and among CVS HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the lenders party hereto from time to time (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC (“Barclays”) and JPMORGAN CHASE BANK, N.A. (“JPMC”), as co-syndication agents (in such capacity, each a “Co-Syndication Agent” and, collectively, the “Co-Syndication Agents”), CITIBANK, N.A. (“Citi”), GOLDMAN SACHS BANK USA (“GS”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as co-documentation agents (in such capacity, each a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
1.DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1Definitions.
When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:
“ABR Advances”: the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.
“Acquisition Debt”: any Indebtedness incurred by the Borrower or any of its Subsidiaries for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Person(s) or assets to be acquired), which Indebtedness is redeemable or prepayable if such Material Acquisition is not consummated.
“Accumulated Funding Deficiency”: as defined in Section 304 of ERISA.
“Administrative Agent”: as defined in the preamble.
“Administrative Agent’s Office”: the Administrative Agent’s address and, as appropriate, account as set forth in Section 11.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advances”: ABR Advances or Term SOFR Advances.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a wholly-owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person. The term “control”, as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.
“Agent Parties”: as defined in Section 11.2(d).

“Aggregate Commitment Amount”: at any time, the sum of the Commitment Amounts of the Lenders at such time under this Agreement. The Aggregate Commitment Amount on the Fifth Amendment Effective Date is $2,500,000,000.
“Aggregate Credit Exposure”: at any time, the sum of (a) the aggregate Committed Credit Exposure of the Lenders at such time and (b) the aggregate outstanding principal balance of all Competitive Bid Loans at such time.
“Aggregate Letter of Credit Commitment”: at any time, the sum of the Letter of Credit Commitments of the Issuers at such time. The Aggregate Letter of Credit Commitment on the Fifth Amendment Effective Date is $250,000,000.
“Agreement”: this Five Year Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate”: for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its “prime rate”, and (c) the One Month SOFR Rate in effect on such day plus 1.00%. The “prime rate” is a rate set by BofA based upon various factors including BofA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.8 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled “ABR Advances”, (ii) with respect to the unpaid principal balance of Term SOFR Advances and Swing Line Loans bearing interest at the Term SOFR Daily Floating Rate, the applicable percentage set forth below in the column entitled “Term SOFR Advances/Swing Line Loans”, (iii) with respect to the Facility Fee, the applicable percentage set forth below in the column entitled “Facility Fee”, (iv) with respect to the Letter of Credit Participation Fee payable in respect of standby Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Standby”, and (v) with respect to the Letter of Credit Participation Fee payable in respect of commercial Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Commercial”, in each case opposite the applicable Pricing Level:

Pricing Level	ABR Advances	Term SOFR Advances/ Swing Line Loans	Facility Fee	Participation Fee - Standby	Participation Fee – Commercial
Pricing Level I	0.000%	0.700%	0.050%	0.700%	0.3500%
Pricing Level II	0.000%	0.815%	0.060%	0.815%	0.4075%
Pricing Level III	0.000%	0.920%	0.080%	0.920%	0.4600%
Pricing Level IV	0.025%	1.025%	0.100%	1.025%	0.5125%
Pricing Level V	0.125%	1.125%	0.125%	1.125%	0.5625%

Pricing Level VI	0.275%	1.275%	0.225%	1.275%	0.6375%

Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of notice upon the Borrower becoming aware of any change in the applicability of a Pricing Level. Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s or S&P of the senior unsecured long term debt rating of the Borrower.
“Approved Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.7(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Authorized Officer”: (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 5.3, the secretary or any assistant secretary of the Borrower, and (c) solely for purposes of notices given pursuant to Sections 2.3 and 3.3, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of the Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Barclays”: as defined in the preamble.
“BAS”: BofA Securities, Inc.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: as defined in Section 11.23(c).
“BofA”: means Bank of America, N.A. and its successors.

“Borrower”: as defined in the preamble.
“Borrower Materials”: as defined in Section 7.7.
“Borrowing Date”: (i) in respect of Revolving Credit Loans, any Domestic Business Day on which the Lenders shall make Revolving Credit Loans pursuant to a Borrowing Request or pursuant to a Mandatory Borrowing, (ii) in respect of Competitive Bid Loans, any Domestic Business Day on which a Lender shall make a Competitive Bid Loan pursuant to a Competitive Bid Request, (iii) in respect of Swing Line Loans, any Domestic Business Day on which the Swing Line Lender shall make a Swing Line Loan pursuant to a Borrowing Request and (iv) in respect of Letters of Credit, any Domestic Business Day on which an Issuer shall issue a Letter of Credit pursuant to a Letter of Credit Request.
“Borrowing Request”: a request for Revolving Credit Loans or Swing Line Loans substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower.
“Change of Control”: any of the following:
(i)any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (a) shall have or acquire beneficial ownership of securities having 35% or more of the ordinary voting power of the Borrower or (b) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or
(ii)the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.
“Citi”: as defined in the preamble.
“CME”: CME Group Benchmark Administration Limited.
“Co-Documentation Agent” and “Co-Documentation Agents”: as defined in the preamble.
“Co-Syndication Agent” and “Co-Syndication Agents”: as defined in the preamble.
“Commercial Letter of Credit Commitment”: at any time with respect to any Issuer, the commitment of such Issuer to issue commercial Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding the lesser of (a) the amount set forth adjacent to such Issuer’s name under the heading “Commercial Letter of Credit Commitment” in Exhibit A at such time or, if not listed on Exhibit A, the “Commercial Letter of Credit Commitment” which such Issuer shall have assumed from another Issuer in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7, or (b) 7.5% of the Aggregate Commitment Amount as in effect at such time.
“Commercial Letter of Credit Exposure”: at any time in respect of any Issuer, an amount equal to such Issuer’s Letter of Credit Exposure in respect of commercial Letters of Credit.
“Commitment”: in respect of any Lender, such Lender’s undertaking to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not to exceed the Commitment Amount of such Lender.

“Commitment Amount”: at any time and with respect to any Lender, the amount set forth adjacent to such Lender’s name under the heading “Commitment Amount” in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the “Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7.
“Commitment Increase Supplement”: a Commitment Increase Supplement substantially in the form of Exhibit K.
“Commitment Percentage”: at any time and with respect to any Lender, a fraction (expressed as a percentage carried out to the ninth decimal place) the numerator of which is such Lender’s Commitment Amount at such time, and the denominator of which is the Aggregate Commitment Amount at such time; provided that in the event the Commitments shall have expired or otherwise terminated or been terminated, then Commitment Percentage shall be determined immediately prior thereto.
“Commitment Period”: the period commencing on the Effective Date and ending on the Commitment Termination Date or on such earlier date as all of the Commitments shall have been terminated in accordance with the terms hereof.
“Commitment Termination Date”: the earlier of (i) May 22, 2031 (subject to extension as provided in Section 2.12) and (ii) the date on which the Loans shall become due and payable in accordance with the terms hereof, whether by acceleration, notice of intention to prepay or otherwise.
“Committed Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the outstanding principal balance of such Lender’s Revolving Credit Loans, (b) the Swing Line Exposure of such Lender and (c) the Letter of Credit Exposure of such Lender.
“Communication”: as defined in Section 11.8(b).
“Compensatory Interest Payment”: as defined in Section 3.4(c).
“Competitive Bid”: an offer by a Lender, substantially in the form of Exhibit H, to make one or more Competitive Bid Loans.
“Competitive Bid Accept/Reject Letter”: a notification made by the Borrower pursuant to Section 2.4(d) substantially in the form of Exhibit I.
“Competitive Bid Loan”: as defined in Section 2.4(a).
“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed rate of interest (which shall be expressed in the form of a decimal to no more than four decimal places) offered by such Lender with respect thereto.
“Competitive Bid Request”: a request by the Borrower, substantially in the form of Exhibit F, for Competitive Bids.
“Competitive Interest Period”: as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect thereto, which shall not be earlier than three (3) days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided that, if any Competitive Interest Period would end on a day other than a Domestic Business Day, such Competitive Interest Period shall be extended to the next succeeding Domestic Business Day, unless such next succeeding Domestic Business Day would be a date on or after the Commitment Termination Date, in which case such Competitive Interest Period shall end on the next preceding Domestic Business Day. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.
“Conforming Changes”: with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR”, “Term SOFR Daily Floating Rate”, “One Month SOFR Rate” and “Term SOFR Interest Period”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Domestic Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated”: the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.
“Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term “Contingent Obligation” shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.
“Continuing Director”: any member of the board of directors of the Borrower (i) who is a member of that board of directors on the Effective Date, (ii) who was nominated for election by the board of directors a majority of whom were directors on the Effective Date, or (iii) whose election or nomination for election was approved by one or more of such directors.
“Control Person”: as defined in Section 3.6.
“Convert”, “Conversion” and “Converted”: each, a reference to a conversion pursuant to Section 3.3 of one Type of Revolving Credit Loan into the other Type of Revolving Credit Loan.

“Costs”: as defined in Section 3.6.
“Credit Exposure”: with respect to any Lender at any time, the sum of (a) the Committed Credit Exposure of such Lender at such time and (b) the outstanding principal balance of all Competitive Bid Loans of such Lender at such time.
“Credit Parties”: the Administrative Agent, the Swing Line Lender, the Issuers and the Lenders.
“Daily Simple SOFR”: with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within two (2) Domestic Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, two (2) Domestic Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt by the Administrative Agent of such confirmation, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Domestic Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) becomes, or has a parent company that becomes, the subject of a Bail-in Action; provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender.

“Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:
(a)the stock of, or other equity interests of, any other Person,
(b)any business, operating entity, division or segment thereof, or
(c)any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments.
“Disqualified Institutions”: those Persons that are (a) competitors of the Borrower or its Subsidiaries, identified in writing by the Borrower to the Administrative Agent and the Lenders from time to time (by posting such notice to the Platform) not less than one (1) Domestic Business Day prior to the date of determination (it being understood that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest hereunder that is otherwise an Eligible Assignee, but upon the effectiveness of such designation, any such Person may not acquire any additional Commitments, Advances or participations), (b) such other Persons identified in writing by the Borrower to the Administrative Agent prior to the Effective Date and (c) Affiliates of the Persons identified pursuant to clause (a) or (b) that are either clearly identifiable by name or identified in writing by the Borrower to the Administrative Agent; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.
“Dividend Restrictions”: as defined in Section 8.7.
“Dollar” or “$”: lawful currency of the United States of America.
“Domestic Business Day”: any day other than a Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: as defined in Section 5.
“Electronic Copy”: as defined in Section 11.8(b).

“Electronic Record”: as defined in Section 11.8(b).
“Electronic Signature”: as defined in Section 11.8(b).
“Eligible Assignee”: a Person that is a permitted assignee under Section 11.7(b) that has received the consent of each party whose consent is required under Section 11.7(b). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.7(h).
“Employee Benefit Plan”: an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.
“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or, as such relate to exposure to Hazardous Materials, to health and safety matters.
“Environmental Liability”: as to any Person, any statutory, common law or equitable liability, contingent or otherwise (including any liability for damages, costs of environmental investigation, sampling or remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment, discharge or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests”: shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.
“ERISA Affiliate”: when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Section 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.
“ERISA Event”: (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Internal Revenue Code or Sections 303, 304 or 305 of ERISA; (c) the filing pursuant to the Internal Revenue Code or ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any Subsidiary or an ERISA Affiliate; (e) the receipt by the Borrower, any Subsidiary or an ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) any limits under Section 436 of the Internal Revenue Code become applicable; or (h) any failure to make any payment required by Section 430(j) of the Internal Revenue Code.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.
“Excluded Taxes”: with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated) or overall gross receipts, and franchise Taxes, in each case, (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or that are Other Connection Taxes, (c) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (other than an assignee pursuant to a request by the Borrower under Section 3.13) or designates a new lending office, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.10, (d) any Tax attributable to such recipient’s failure or inability to comply with Section 3.10(f), and (e) any Taxes imposed under FATCA.
“Existing Commitment Termination Date”: as defined in Section 2.12(a).
“Existing 2017 Credit Agreement”: the Five Year Credit Agreement, dated as of May 18, 2017, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co-syndication agents, BofA and Wells Fargo, as co-documentation agents, and The Bank of New York Mellon, as administrative agent, as amended by Amendment No. 1 to Five Year Credit Agreement, dated as of December 15, 2017, and Amendment No. 2 to Five Year Credit Agreement, dated as of May 17, 2018, Amendment No. 3 to Five Year Credit Agreement, dated as of May 16, 2019.
“Existing 2019 Credit Agreement”: the Five Year Credit Agreement, dated as of May 16, 2019, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co-syndication agents, GS and Wells Fargo, as co-documentation agents, and BofA, as administrative agent, as amended by that certain First Amendment to Five Year Credit Agreement, dated as of May 16, 2022, as the same may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.
“Existing 2022 Credit Agreement”: the Five Year Credit Agreement, dated as of May 16, 2022, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co-syndication agents, GS and Wells Fargo, as co-documentation agents, and BofA, as administrative agent, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time.
“Existing 364-Day Credit Agreement”: the 364-Day Credit Agreement, dated as of May 13, 2020, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co-syndication agents, GS and Wells Fargo, as co-documentation agents, and BofA, as administrative agent.

“Expiration Date”: the first date, occurring on or after the date the Commitments shall have terminated or been terminated in accordance herewith, upon which there shall be no Loans, Reimbursement Obligations or Letters of Credit outstanding.
“Extension Date”: as defined in Section 2.12(a).
“Extension Request”: as defined in Section 2.12(a).
“Facility Fee”: as defined in Section 3.11.
“FATCA”: Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any applicable intergovernmental agreements with respect thereto, and any treaty, law, regulations, or other official guidance enacted in any other jurisdiction relating to such intergovernmental agreement.
“Federal Funds Effective Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, the “Federal Funds Effective Rate” shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.
“Fees”: as defined in Section 3.2(a).
“Fifth Amendment Effective Date”: May 22, 2026.
“Financial Statements”: as defined in Section 4.13.
“First Amendment Effective Date”: May 16, 2022.
“Foreign Lender”: any Lender or any Issuer that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“GAAP”: subject to Section 1.2(b), generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court, arbitrator, regulatory body or central bank (including any supra-national bodies such as the European Union or the European Central Bank).
“GS”: as defined in the preamble.
“Hazardous Materials”: all ignitable, explosive, reactive, corrosive or radioactive substances or wastes and all hazardous or toxic materials, substances, chemicals, wastes or other pollutants, including but not limited to petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, hazardous biological agents, hazardous pharmaceutical substances and all other materials, substances, chemicals, wastes, contaminants or pollutants of any nature that are now or hereafter regulated pursuant to any Environmental Law, or are now or hereafter defined, listed or classified as a hazardous or toxic material, substance, chemical, waste, contaminant or pollutant in any Environmental Law.
“Highest Lawful Rate”: as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement and the other Loan Documents.
“Increasing Lender”: as defined in Section 2.6(d).
“Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding, for purposes of Section 8.9, letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer thereof in respect of such issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in clauses (a) through (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in clauses (a) through (f) above; provided that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
“Indebtedness for Borrowed Money”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, and (d) Contingent Obligations in respect of any indebtedness described in clauses (a) through (c) above; provided that, for purposes of this definition, Indebtedness for Borrowed Money shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
“Indemnified Amount”: as defined in Section 11.10(b).
“Indemnified Liabilities”: as defined in Section 11.5(a).
“Indemnified Person”: as defined in Section 11.10(a).
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information”: as defined in Section 11.14(b).
“Insurance Subsidiary”: any Subsidiary subject to regulation by the commissioner of insurance, the commissioner of health or any equivalent Governmental Authority in any applicable jurisdiction.
“Intangible Assets”: at any date, the value, as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized), and (iv) unamortized debt discount and expense, less unamortized premium.
“Intercompany Debt”: (i) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (ii) Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.
“Interest Payment Date”: (i) as to any ABR Advance, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Advance is made or any Term SOFR Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the day on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.2(a), (iii) as to any Term SOFR Advance in respect of which the Borrower has selected a Term SOFR Interest Period of one or three months, the last day of such Term SOFR Interest Period, (iv) as to any Competitive Bid Loan in respect of which the Borrower has selected a Competitive Interest Period of 90 days or less, the last day of such Competitive Interest Period and (v) as to any Term SOFR Advance or Competitive Bid Loan in respect of which the Borrower has selected an Interest Period greater than three months or 90 days, as the case may be, the last day of the third month or the 90th day, as the case may be, of such Interest Period and the last day of such Interest Period.
“Interest Period”: a Term SOFR Interest Period or a Competitive Interest Period, as the case may be.
“Internal Revenue Code”: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.
“issue” or “issuance”: when used with respect to a Letter of Credit, shall be deemed to include any increase in the amount of such Letter of Credit.
“Issuers”: Barclays, BofA, Citi, GS, JPMC and Wells Fargo; each an “Issuer”.
“Joint Lead Arrangers”: BAS, Barclays, Citi, GS, JPMC and WFS.
“JPMC”: as defined in the preamble.
“Lender” and “Lenders”: as defined in the preamble; such term to also include the Swing Line Lender and each Issuer where the context hereof requires or permits such inclusion.
“Lender Party”: as defined in Section 10.9.
“Letter of Credit” and “Letters of Credit”: as defined in Section 2.8(a).

“Letter of Credit Application”: an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuer.
“Letter of Credit Commitment”: at any time with respect to any Issuer, the commitment of such Issuer to issue Letters of Credit (which, for the avoidance of doubt, shall include all standby letters of credit and all commercial letters of credit issued by such Issuer) in accordance with the terms hereof in an aggregate outstanding face amount not exceeding the lesser of (a) the amount set forth adjacent to such Issuer’s name under the heading “Letter of Credit Commitment” in Exhibit A at such time or, if not listed on Exhibit A, the “Letter of Credit Commitment” which such Issuer shall have assumed from another Issuer in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7, and (b) the amount equal to the Aggregate Commitment Amount as in effect at such time multiplied by a percentage equal to a fraction, the numerator of which is one and the denominator of which is five.
“Letter of Credit Exposure”: at any time, (a) in respect of all Lenders, the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether or not the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, (b) in respect of any Lender, an amount equal to such Lender’s Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition, and (c) in respect of any Issuer, the amount determined under clause (a) of this definition in respect of a Letter of Credit issued by such Issuer.
“Letter of Credit Participation Fee”: as defined in Section 3.12.
“Letter of Credit Request”: a request substantially in the form of Exhibit J.
“Lien”: any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement; provided that in no event shall an operating lease or license of Intangible Assets be deemed to constitute a Lien.
“Loan”: a Revolving Credit Loan, a Competitive Bid Loan or a Swing Line Loan, as the case may be.
“Loan Documents”: this Agreement and, upon the execution and delivery thereof, the Notes, if any, and the Reimbursement Agreements, if any.
“Loans”: the Revolving Credit Loans, the Competitive Bid Loans and the Swing Line Loans.
“Mandatory Borrowing”: as defined in Section 2.2(b).
“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
“Material Acquisition”: any acquisition of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of the deferred purchase price therefor (including obligations under any purchase price adjustment but excluding earn-out or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) equals or exceeds $500,000,000.
“Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Administrative Agent, any Issuer or any Lender to enforce the Loan Documents.
“Material Subsidiary”: a Subsidiary of the Borrower with respect to which (i) the Borrower’s and its other Subsidiaries’ investments in, and advances to, such Subsidiary exceed ten percent (10%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed fiscal year, (ii) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds ten percent (10%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed fiscal year, or (iii) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes of such Subsidiary exclusive of amounts attributable to any non-controlling interests exceeds ten percent (10%) of such income of the Borrower and its Consolidated Subsidiaries for the most recently completed fiscal year.
“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan”: a Pension Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Negotiated Rate”: with respect to each Swing Line Loan, the rate per annum agreed to in writing by the Borrower and the Swing Line Lender as the interest rate which such Swing Line Loan shall bear.
“Net Tangible Assets”: at any date, the total assets as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, less, without duplication (i) all current liabilities (due within one year) as shown on such balance sheet and (ii) Intangible Assets and liabilities relating thereto.
“New Lender”: as defined in Section 2.6(d).
“Non-Extending Lender”: as defined in Section 2.12(b).
“Note”: with respect to each Lender that has requested one in accordance with Section 2.11, a promissory note evidencing such Lender’s Loans payable to such Lender (or, if required by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit B.
“One Month SOFR Rate”: for any interest calculation with respect to an ABR Advance on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, provided that in the event that the “One Month SOFR Rate” would otherwise be less than zero, such “One Month SOFR Rate” shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.
“Other Connection Taxes”: with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.13).
“Participant”: as defined in Section 11.7(d).
“Participant Register”: as defined in Section 11.7(d).
“Patriot Act”: as defined in Section 11.20.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.
“Pension Plan”: at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.
“Person”: any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.
“Plan of Reorganization”: as defined in Section 11.7(h)(iii).
“Platform”: as defined in Section 7.7.
“Pricing Level”: Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V or Pricing Level VI, as the case may be.
“Pricing Level I”: any time when the senior unsecured long term debt rating of the Borrower by (x) S&P is A or higher or (y) Moody’s is A2 or higher.
“Pricing Level II”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A- or higher or (y) Moody’s is A3 or higher and (ii) Pricing Level I does not apply.
“Pricing Level III”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody’s is Baa1 or higher and (ii) neither Pricing Level I nor Pricing Level II applies.
“Pricing Level IV”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB or higher or (y) Moody’s is Baa2 or higher and (ii) none of Pricing Level I, Pricing Level II or Pricing Level III applies.

“Pricing Level V”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB- or higher or (y) Moody’s is Baa3 or higher and (ii) none of Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV applies.
“Pricing Level VI”: any time when none of Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V applies.
Notwithstanding each definition of Pricing Level set forth above, if at any time the senior unsecured long term debt ratings of the Borrower by S&P and Moody’s differ by more than one equivalent rating level, then the applicable Pricing Level shall be determined based upon the lower such rating adjusted upwards to the next higher rating level.
“Proceeding”: as defined in Section 11.10(d).
“Prohibited Transaction”: a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code, Section 408 of ERISA or any applicable administrative exemptions.
“Property”: in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.
“PTE”: as defined in Section 11.23(c).
“Regulatory Change”: the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, in the case of each of clauses (i) and (ii), shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion.
“Register”: as defined in Section 11.7(c).
“Reimbursement Agreement”: as defined in Section 2.8(b) and, as the context requires, shall include the Letter of Credit Application related to the applicable Letter of Credit.
“Reimbursement Obligations”: all obligations and liabilities of the Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Replaced Lender”: as defined in Section 3.13.

“Replacement Lender”: as defined in Section 3.13.
“Required Lenders”: (a) at any time prior to the Commitment Termination Date or such earlier date as all of the Commitments shall have terminated or been terminated in accordance herewith, Lenders having Commitment Amounts greater than 50% of the Aggregate Commitment Amount, and (b) at all other times, Lenders having Credit Exposure greater than 50% of the Aggregate Credit Exposure.
“Rescindable Amount”: as defined in Section 3.2(c).
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restrictive Agreement”: as defined in Section 8.7.
“Revolving Credit Loan” and “Revolving Credit Loans”: as defined in Section 2.1(a).
“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.
“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Scheduled Unavailability Date”: as defined in Section 3.8(c)(2).
“SEC Reports”: the Borrower’s 2020 Annual Report on Form 10-K, the Borrower’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2021, and any 8-K filings made by the Borrower subsequent to March 31, 2021 and prior to the Effective Date.
“SOFR”: the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Special Counsel”: such counsel as the Administrative Agent may engage from time to time.
“Subsidiary”: at any time and from time to time, any corporation, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of a partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

“Successor Rate”: as defined in Section 3.8(c).
“Swing Line Commitment”: the commitment of the Swing Line Lender to make Swing Line Loans in accordance with the terms hereof in an aggregate outstanding principal amount not exceeding $100,000,000 (or, if less, the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.
“Swing Line Commitment Period”: the period from the Effective Date to, but excluding, the Swing Line Termination Date.
“Swing Line Exposure”: at any time, in respect of any Lender, an amount equal to the aggregate principal balance of such Lender’s Swing Line Participation Amount.
“Swing Line Lender”: BofA.
“Swing Line Loan” and “Swing Line Loans”: as defined in Section 2.2(a).
“Swing Line Participation Amount”: as defined in Section 2.2(c).
“Swing Line Termination Date”: the date which is seven (7) Domestic Business Days prior to the Commitment Termination Date.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”: for any Term SOFR Interest Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Term SOFR Interest Period with a term equivalent to such Term SOFR Interest Period; provided that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided, further, that if Term SOFR determined pursuant to the above would be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement and the other Loan Documents.
“Term SOFR Advance”: a portion of the Revolving Credit Loans selected by the Borrower to bear interest during a Term SOFR Interest Period selected by the Borrower at a rate based upon Term SOFR, all pursuant to and in accordance with Section 2.1 or Section 3.3.
“Term SOFR Daily Floating Rate”: for any interest calculation with respect to a Term SOFR Daily Floating Rate Loan on any date, a fluctuating rate of interest, which can change on each Domestic Business Day, equal to the Term SOFR Screen Rate, two (2) U.S. Government Securities Business Days prior to such day, with a term equivalent to one month beginning on that date; provided that, if the rate is not published prior to 11:00 a.m. on such determination date, then the Term SOFR Daily Floating Rate means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided, further, that (i) to the extent a comparable or successor rate is approved by the Swing Line Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Swing Line Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Swing Line Lender in consultation with the Borrower, (ii) if the Term SOFR Daily Floating Rate determined pursuant to the above would be less than zero, such rate shall be deemed zero for purposes of this Agreement and the other Loan Documents, and (iii) if such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Swing Line Lender.
“Term SOFR Interest Period”: as to each Term SOFR Advance, the period commencing on the date such Term SOFR Advance is disbursed or converted to or continued as a Term SOFR Advance and ending on the date one, three or six months thereafter, as selected by the Borrower in its Borrowing Request; provided that:
(a)any Term SOFR Interest Period that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day unless such Domestic Business Day falls in another calendar month, in which case such Term SOFR Interest Period shall end on the next preceding Domestic Business Day; and
(b)any Term SOFR Interest Period that begins on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Term SOFR Interest Period) shall end on the last Domestic Business Day of the calendar month at the end of such Term SOFR Interest Period.
“Term SOFR Replacement Date”: as defined in Section 3.8(c).
“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).
“Termination Event”: with respect to any Pension Plan, (a) an ERISA Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.
“Threshold Amount”: $300,000,000.
“Total Capitalization”: at any date, the sum of the Borrower’s Consolidated Indebtedness and shareholders’ equity on such date, determined in accordance with GAAP.
“Trade Date”: as defined in Section 11.7(h).
“Type”: with respect to any Revolving Credit Loan, the characteristic of such Loan as an ABR Advance or a Term SOFR Advance, each of which constitutes a Type of Revolving Credit Loan.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unqualified Amount”: as defined in Section 3.4(c).
“Upstream Dividends”: as defined in Section 8.7.
“U.S. Government Securities Business Day”: any Domestic Business Day, except any Domestic Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Lender”: as defined in Section 3.10(f).
“United States Tax Compliance Certificate”: as defined in Section 3.10(f)(iii).
“Wells Fargo”: as defined in the preamble.
“WFS”: Wells Fargo Securities, LLC.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Principles of Construction.
(a)All capitalized terms defined in this Agreement shall have the meanings given to such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.
(b)Unless otherwise expressly provided herein, the word “fiscal,” when used herein, shall refer to the relevant fiscal period of the Borrower. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of, and any accounting term related thereto shall have the respective meaning given to it under, GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Any lease that is characterized as an operating lease in accordance with GAAP after the Borrower’s adoption of ASC 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of ASC 842.
(c)The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.
(d)All references herein to a time of day shall mean the then-applicable time in New York, New York, unless otherwise expressly provided herein.
(e)Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.
(f)Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.
(g)The words “include” and “including”, when used in each Loan Document, shall mean that the same shall be included “without limitation”, unless otherwise specifically provided.
(h)All references to “knowledge” or “awareness” of the Borrower or any Subsidiary means the actual knowledge of an Authorized Officer of the Borrower or such Subsidiary.
2.AMOUNT AND TERMS OF LOANS
2.1Revolving Credit Loans.
(a)Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans in Dollars under this Agreement (each a “Revolving Credit Loan” and, collectively with each other Revolving Credit Loan of such Lender and/or with each Revolving Credit Loan of each other Lender, the “Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof. Immediately after making each Revolving Credit Loan and after giving effect to all Swing Line Loans and Competitive Bid Loans repaid and all Reimbursement Obligations paid on the same date, the Aggregate Credit Exposure will not exceed the Aggregate Commitment Amount. With respect to each Lender, at the time of the making of any Revolving Credit Loan, the sum of (I) the principal amount of such Lender’s Revolving Credit Loan constituting a part of the Revolving Credit Loans to be made, (II) the aggregate principal balance of all other Revolving Credit Loans (exclusive of Revolving Credit Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Credit

Loans to be made) then outstanding from such Lender and (III) the product of (A) such Lender’s Commitment Percentage and (B) the sum of (1) the aggregate principal balance of all Swing Line Loans (exclusive of Swing Line Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Credit Loans to be made) then outstanding and (2) the Letter of Credit Exposure of all Lenders, will not exceed the Commitment of such Lender at such time. At the option of the Borrower, indicated in a Borrowing Request, Revolving Credit Loans may be made as ABR Advances or Term SOFR Advances.
(b)The aggregate outstanding principal balance of all Revolving Credit Loans shall be due and payable on the Commitment Termination Date or on such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6.
2.2Swing Line Loans.
(a)Subject to the terms and conditions hereof and in reliance upon the agreements of the other Lenders set forth in this Section 2.2, the Swing Line Lender agrees to make loans in Dollars under this Agreement (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time during the Swing Line Commitment Period. Swing Line Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, (ii) shall not, immediately after giving effect thereto, result in the Aggregate Credit Exposure exceeding the Aggregate Commitment Amount, and (iii) shall not, immediately after giving effect thereto, result in the aggregate outstanding principal balance of all Swing Line Loans exceeding the Swing Line Commitment. The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loan. The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent or any Lender, by notice to the Swing Line Lender and the Borrower no later than one (1) Domestic Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 6 have not been satisfied or waived and such conditions remain unsatisfied as of the requested time of the making of such Loan. Each Swing Line Loan shall be due and payable on the day being the earliest of the tenth Domestic Business Day after such Swing Line Loan is made, the date on which the Swing Line Commitment shall have been terminated in accordance with Section 2.6, and the date on which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise. Each Swing Line Loan shall bear interest at the Negotiated Rate (or, if the Negotiated Rate is not available, the Term SOFR Daily Floating Rate plus the Applicable Margin). The Swing Line Lender shall disburse the proceeds of Swing Line Loans at its office designated in Section 11.2 by crediting such proceeds to an account of the Borrower maintained with the Swing Line Lender.
(b)On any Domestic Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.1(h), (i) or (j)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a “Mandatory Borrowing”) shall be made by all Lenders pro rata based on each such Lender’s Commitment Percentage on the Domestic Business Day immediately succeeding the giving of such notice. The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan. Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding: (i) whether the amount of such Mandatory Borrowing complies with the minimum amount for Loans otherwise required hereunder, (ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Commitments at such time.
(c)Upon each receipt by a Lender of a notice from the Administrative Agent, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding balance of the Swing Line Loans (each a “Swing Line Participation Amount”). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.2 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.
(d)In furtherance of Section 2.2(c), upon each receipt by a Lender of a notice from the Administrative Agent, such Lender shall promptly (and, in any event, no later than the Domestic Business Day immediately succeeding the giving of such notice) make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender hereby indemnifies and agrees to hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying, the Administrative Agent any amount such Lender is required by notice from the Administrative Agent to pay in accordance with this Section 2.2 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum, whether before or after judgment, equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, payable upon demand by the Swing Line Lender. The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.
(e)Whenever the Administrative Agent is reimbursed by the Borrower for the account of the Swing Line Lender for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.2, the Administrative Agent will promptly remit such payment to such Lender.
2.3Notice of Borrowing Revolving Credit Loans and Swing Line Loans.
The Borrower agrees to notify the Administrative Agent (and with respect to a Swing Line Loan, the Swing Line Lender), which notification shall be irrevocable, no later than (a) 2:00 p.m., on the proposed Borrowing Date in the case of Swing Line Loans, (b) 12:00 Noon on the proposed Borrowing Date in the case of Revolving Credit Loans to consist of ABR Advances and (c) 12:00 Noon at least two (2) Domestic Business Days prior to the proposed Borrowing Date in the case of Revolving Credit Loans to consist of Term SOFR Advances. Each such notice shall specify (i) the aggregate amount requested to be borrowed under the Commitments or the Swing Line Commitment, (ii) the proposed Borrowing Date, (iii) whether a borrowing of Revolving Credit Loans is to be made as an ABR Advance, one or more Term SOFR Advances, or both, and the amount of each thereof, (iv) the Term SOFR Interest Period for each such Term SOFR Advance and (v) the amount of each Swing Line Loan. Each such notice shall be promptly confirmed by delivery to the Administrative Agent (and, with respect to a Swing Line Loan, the Swing Line Lender) of a Borrowing Request. Each Term SOFR Advance to be made on a Borrowing Date, when aggregated with all amounts to be Converted to Term SOFR Advances on such date and having the same Interest Period as such Term SOFR Advance, shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof. Each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof. Each Swing Line Loan made on each Borrowing Date shall equal no less than $1,000,000 or an integral multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax, email or other writing) of each such Borrowing Request. Subject to its receipt of each such notice from the Administrative Agent and subject to the terms and conditions hereof, (A) each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2 not later than 1:00 p.m. on each Borrowing Date in an amount equal to such Lender’s Commitment Percentage of the Revolving Credit Loans requested by the Borrower on such Borrowing Date and/or (B) the Swing Line Lender shall make immediately available funds available to the Borrower on such Borrowing Date in an amount equal to the Swing Line Loan requested by the Borrower.
2.4Competitive Bid Loans and Procedure.
(a)Subject to the terms and conditions hereof, the Borrower may request competitive bid loans in Dollars under this Agreement (each a “Competitive Bid Loan”) during the Commitment Period. In order to request Competitive Bids, the Borrower shall deliver by hand, fax or email to the Administrative Agent a duly completed and executed Competitive Bid Request not later than 12:00 Noon, one (1) Domestic Business Day before the proposed Borrowing Date therefor. A Competitive Bid Request that does not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent in the Administrative Agent’s reasonable discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by fax or email and by telephone. Each Competitive Bid Request shall specify (x) the proposed Borrowing Date for the Competitive Bid Loans then being requested (which shall be a Domestic Business Day) and the aggregate principal amount thereof and (y) the Competitive Interest Period or Competitive Interest Periods (which shall not exceed ten (10) different Interest Periods in a single Competitive Bid Request), with respect thereto (which may not end after the Domestic Business Day immediately preceding the Commitment Termination Date). Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by fax or email (substantially in the form of Exhibit G) the Lenders (other than any Defaulting Lender) to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.
(b)Each Lender (other than any Defaulting Lender), in its sole and absolute discretion, may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent not later than 10:00 a.m. on the proposed Borrowing Date for the relevant Competitive Bid Loan. Multiple bids will be accepted by the Administrative Agent. Bids to make Competitive Bid Loans that, in the reasonable judgment of the Administrative Agent, do not conform to the Competitive Bids solicited by the related Competitive Bid Request shall be rejected by the Administrative Agent. Competitive

Bids that do not conform substantially to the format of Exhibit H may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall be irrevocable and shall specify (x) the principal amount (which (1) shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) may equal the entire principal amount requested by the Borrower) of the Competitive Bid Loan or Competitive Bid Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Competitive Bid Loan or Competitive Bid Loans, and (z) the Competitive Interest Period with respect to each such Competitive Bid Loan and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax or email not later than 10:00 a.m. on the proposed Borrowing Date therefor; provided that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.
(c)With respect to each Competitive Bid Request, the Administrative Agent shall (i) notify the Borrower by fax or email by 11:00 a.m. on the proposed Borrowing Date with respect thereto of each Competitive Bid made, the Competitive Bid Rate applicable thereto and the identity of the Lender that made such Competitive Bid, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process. Each notice and list sent by the Administrative Agent pursuant to this Section 2.4(c) shall list the Competitive Bids in ascending yield order.
(d)The Borrower may, in its sole and absolute discretion, subject only to the provisions of this Section 2.4(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.4, and the Borrower shall notify the Administrative Agent by telephone, confirmed by fax or email in the form of a duly completed and executed Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids not later than 12:00 Noon on the proposed Borrowing Date therefor; provided that the failure by the Borrower to give such notice shall be deemed to be a rejection of all such Competitive Bids. In connection with each acceptance of one or more Competitive Bids by the Borrower:
(1)the Borrower shall not accept a Competitive Bid of a given tenor made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid having the same tenor made at a lower Competitive Bid Rate unless the acceptance of such Competitive Bid made at a lower Competitive Bid Rate would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, in which case the Borrower may reject such Competitive Bid made at a lower Competitive Bid Rate,
(2)the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request therefor,
(3)if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate, it must accept all other Competitive Bids at such Competitive Bid Rate, except for any such Competitive Bid the acceptance of which would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents; provided that, if the acceptance of all such other Competitive Bids would cause the aggregate amount of all such accepted Competitive Bids to exceed the amount requested, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,
(4)except pursuant to clause (3) above, no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and
(5)no Competitive Bid shall be accepted and no Competitive Bid Loan shall be made, if immediately after giving effect thereto, the Aggregate Credit Exposure would exceed the Aggregate Commitment Amount.
(e)The Administrative Agent shall promptly fax or email to each bidding Lender (with a copy to the Borrower) a Competitive Bid Accept/Reject Letter advising such Lender whether its Competitive Bid has been accepted (and if accepted, in what amount and at what Competitive Bid Rate), and each successful bidder so notified will thereupon become bound, subject to the applicable conditions hereof, to make the Competitive Bid Loan in respect of which each of its Competitive Bids has been accepted by making immediately available funds available to the Administrative Agent at its address set forth in Section 11.2 not later than 1:00 p.m. on the Borrowing Date for such Competitive Bid Loan in the amount thereof.
(f)Anything herein to the contrary notwithstanding, if the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:30 a.m. on the relevant proposed Borrowing Date.
(g)All notices required by this Section 2.4 shall be given in accordance with Section 11.2.
(h)Each Competitive Bid Loan shall be due and payable on the last day of the Competitive Interest Period applicable thereto or on such earlier date upon which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.
2.5Use of Proceeds.
The Borrower agrees that the proceeds of the Loans and Letters of Credit shall be used solely for its general corporate purposes, but not inconsistent with this Section 2.5 or any other provision of this Agreement, including, without limitation, the provisions of Section 4.9, and not in contravention of any applicable law, rule or regulation.
2.6Termination, Reduction or Increase of Commitments.
(a)Termination on Commitment Termination Date. Unless previously terminated, the Commitments and the Letter of Credit Commitment shall terminate on the Commitment Termination Date and the Swing Line Commitment shall terminate on the Swing Line Termination Date.
(b)Voluntary Termination or Reductions. At the Borrower’s option in its sole and absolute discretion and upon at least one (1) Domestic Business Day’s prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments, the Swing Line Commitment and the Letter of Credit Commitment, at any time, or (ii) permanently reduce the Aggregate Commitment Amount, the Swing Line Commitment or the Letter of Credit Commitment, in part at any time and from time to time; provided that (1) each such partial reduction shall be in an amount equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (2) immediately after giving effect to each such reduction, (A) the Aggregate Commitment Amount shall equal or exceed the Aggregate Credit Exposure, (B) the Swing Line Commitment shall equal or exceed the aggregate outstanding principal balance of all Swing Line Loans and (C) the Letter of Credit Commitment shall equal or exceed the Letter of Credit Exposure of all Lenders; provided, further, that (x) notwithstanding the foregoing, a notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5, if applicable and (y) the Administrative Agent and the Lenders who are a party to the Existing 364-Day Credit Agreement hereby (i) acknowledge and agree that the Existing 364-Day Credit Agreement shall be terminated and have no further force and effect on and as of the Effective Date (other than those provisions which by their terms expressly survive the termination thereof), (ii) acknowledge and agree that the “Expiration Date” (as defined in the Existing 364-Day Credit Agreement) shall be deemed to have occurred on the Effective Date, (iii) acknowledge and agree that no Loans or other amounts are outstanding under the Existing 364-Day Credit Agreement, and (iv) waive any notice requirement pursuant to Section 2.6 of the Existing 364-Day Credit Agreement.
(c)In General. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender’s Commitment Amount by an amount equal to the product of such Lender’s Commitment Percentage and the amount of such reduction.
(d)Increase in Aggregate Commitment Amount. The Borrower may at any time and from time to time prior to the 90th day prior to the then-applicable Commitment Termination Date, at its sole cost and expense, request any one or more of the Lenders having a Commitment to increase its Commitment Amount (the decision to increase the Commitment Amount of a Lender to be within the sole and absolute discretion of such Lender), or any Eligible Assignee to provide a new Commitment, by submitting to the Administrative Agent a Commitment Increase Supplement, duly executed and delivered by the Borrower and each such Lender increasing its Commitment Amount or Eligible Assignee providing a new Commitment, as the case may be. Upon receipt of any such Commitment Increase Supplement, the Administrative Agent, the Swing Line Lender and each Issuer shall promptly execute and deliver such Commitment Increase Supplement and the Administrative Agent shall deliver a copy thereof to the Borrower and each such Lender or Eligible Assignee, as the case may be. Upon execution and delivery of such Commitment Increase Supplement by the Administrative Agent, the Swing Line Lender and each Issuer, (i) in the case of each such Lender increasing its Commitment Amount (an “Increasing Lender”), its Commitment Amount shall be increased to the amount set forth in such Commitment Increase Supplement, and (ii) in the case of each such Eligible Assignee providing a new Commitment (a “New Lender”), such New Lender shall become a party hereto and have the rights and obligations of a Lender under the Loan Documents and its Commitment shall be as set forth in such Commitment Increase Supplement; provided that:
(1)immediately after giving effect thereto, the sum of all increases in the Aggregate Commitment Amount made subsequent to the Fifth Amendment Effective Date pursuant to this Section 2.6(d) shall not exceed $500,000,000;
(2)each such increase of the Aggregate Commitment Amount shall be in an amount not less than $25,000,000 or such amount plus an integral multiple of $5,000,000;

provided that an increase may be in a lesser amount if such increase is an increase of the entire remaining amount available under clause (1) above;
(3)no Default shall have occurred or be continuing on the effective date of the increase;
(4)the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the effective date of such increase (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such effective date), except those which are expressly specified to be made as of an earlier date;
(5)in the case of each New Lender, the Commitment Amount assumed by such New Lender shall not be less than $25,000,000;
(6)if Revolving Credit Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (A) each such Increasing Lender, each such New Lender and each other Lender shall be deemed to have entered into a master assignment and assumption, in form and substance substantially similar to Exhibit E, pursuant to which each such other Lender shall have assigned to each such Increasing Lender and each such New Lender a portion of its Revolving Credit Loans necessary to reflect proportionately the Commitments as increased in accordance with this Section 2.6(d), and (B) in connection with such assignment, each such Increasing Lender and each such New Lender shall pay to the Administrative Agent, for the account of each such other Lender, such amount as shall be necessary to reflect the assignment to it of such Revolving Credit Loans, and in connection with such master assignment each such other Lender may treat the assignment of Term SOFR Advances as a prepayment of such Term SOFR Advances for purposes of Section 3.5;
(7)each such New Lender shall have delivered to the Administrative Agent an Administrative Questionnaire and to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such New Lender pursuant to Section 3.10;
(8)at least five (5) Domestic Business Days prior to the effectiveness of such increase, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification; and
(9)the Administrative Agent shall have received such other customary certificates, resolutions and opinions as the Administrative Agent shall have reasonably requested.
2.7Prepayments of Loans.
(a)Voluntary Prepayments. The Borrower may, in its sole and absolute discretion, prepay Revolving Credit Loans, Competitive Bid Loans or Swing Line Loans, in whole or in part, without premium or penalty, but subject to Section 3.5, at any time and from time to time, by notifying the Administrative Agent (which notice shall be in a form reasonably acceptable to the

Administrative Agent) at least two (2) Domestic Business Days, in the case of a prepayment of Term SOFR Advances, two (2) Domestic Business Days, in the case of a prepayment of Competitive Bid Loans, or one (1) Domestic Business Day, in the case of a prepayment of Swing Line Loans or ABR Advances, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section 2.7 shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6, and the Borrower shall indemnify the Lenders in accordance with Section 3.5, if applicable. Each partial prepayment under this Section 2.7 shall be (A) in the case of Term SOFR Advances, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of Term SOFR Advances, (B) in the case of ABR Advances, in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or the entire remaining amount of ABR Advances, (C) in the case of Swing Line Loans, in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof or the entire remaining amount of Swing Line Loans, and (D) in the case of Competitive Bid Loans, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of Competitive Bid Loans.
(b)In General. Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued and unpaid interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.5, if applicable.
2.8Letter of Credit Sub-facility.
(a)Subject to the terms and conditions hereof and the payment by the Borrower to each Issuer of such fees as the Borrower and such Issuer shall have agreed in writing, each Issuer severally (and not jointly) agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby or commercial letters of credit (each a “Letter of Credit” and, collectively, the “Letters of Credit”) during the Commitment Period for the account of the Borrower; provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Aggregate Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount, (iii) the Letter of Credit Exposure of such Issuer shall not exceed the Letter of Credit Commitment of such Issuer, and (iv) the Commercial Letter of Credit Exposure of such Issuer shall not exceed the Commercial Letter of Credit Commitment of such Issuer. Each Letter of Credit shall have an expiration date which shall be not later than, in the case of standby Letters of Credit, the earlier to occur of one year from the date of issuance thereof or five (5) days prior to the Commitment Termination Date and, in the case of commercial Letters of Credit, the earlier to occur of 180 days from the date of issuance thereof or five (5) days prior to the Commitment Termination Date. No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent, and the proposed Issuer shall have determined, no later than 3:00 p.m. one (1) Domestic Business Day prior to the requested date of issuance of such Letter of Credit, that the conditions set forth in Section 6 have not been satisfied or waived.
(b)Each Letter of Credit shall be issued at the request of the Borrower in support of an obligation of the Borrower or any Subsidiary in favor of a beneficiary who has requested the issuance of such Letter of Credit. The Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon at least two (2) Domestic

Business Days prior to the requested date of issuance. Such Letter of Credit Request shall specify (i) whether such Letter of Credit is a standby or commercial Letter of Credit, (ii) the beneficiary of such Letter of Credit and the obligations of the Borrower or the Subsidiary in respect of which such Letter of Credit is to be issued, (iii) the Borrower’s proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iv) the maximum amount to be available under such Letter of Credit, (v) the requested date of issuance, and (vi) the name of the proposed Issuer thereof. Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify the applicable Issuer and each Lender thereof. Such Issuer shall, on the proposed date of issuance and subject to the terms and conditions of this Agreement, issue the requested Letter of Credit; provided that in the event such Issuer fails to issue such Letter of Credit or is a Defaulting Lender, any other Issuer may (in its sole and absolute discretion, and notwithstanding that its Letter of Credit Exposure may exceed its Letter of Credit Commitment, but with (x) the consent of the Borrower and (y) notice to the Administrative Agent) issue such Letter of Credit otherwise in accordance with the terms hereof; provided, further, that immediately after the issuance thereof (A) the Letter of Credit Exposure of all Lenders shall not exceed the Aggregate Letter of Credit Commitment, and (B) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuer thereof, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as such Issuer shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein. Each Letter of Credit Request and each Letter of Credit shall be subject to the standard terms and conditions for letters of credit of the Issuer thereof (each as amended, supplemented or replaced from time to time, a “Reimbursement Agreement”) executed by the Borrower and delivered to such Issuer.
(c)Each payment by an Issuer of a drawing under a Letter of Credit issued thereby shall give rise to the obligation of the Borrower to promptly (and in any event within one (1) Domestic Business Day) reimburse such Issuer for the amount thereof (together with any interest). Such Issuer shall promptly notify the Borrower of such payment by such Issuer of a drawing under a Letter of Credit. In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Domestic Business Day following the day during which such Issuer made such payment of such drawing, the Borrower hereby authorizes such Issuer to deduct the amount of any such reimbursement from such account(s) as the Borrower may from time to time designate in writing to such Issuer, upon which such Issuer shall apply the amount of such deduction to such reimbursement. If all or any portion of any Reimbursement Obligation in respect of a Letter of Credit shall not be paid on the date that the Issuer thereof shall have made payment of a drawing under such Letter of Credit, the amount of such Reimbursement Obligation shall bear interest, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances, from the date such Issuer made such payment of such drawing until the end of the Domestic Business Day following the day during which such Issuer made such payment of such drawing (whether at the stated maturity thereof, by acceleration or otherwise), and from and after such Domestic Business Day (whether at the stated maturity thereof, by acceleration or otherwise), such Reimbursement Obligation shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%, from such due date until paid in full (whether before or after the entry of a judgment thereon).
(d)In the event of any conflict between the terms hereof and the terms of any Reimbursement Agreement or Letter of Credit Application, the terms hereof shall control.

2.9Letter of Credit Participation.
(a)Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of each Issuer under and in connection with each Letter of Credit issued thereby in an amount equal to such Lender’s Commitment Percentage (as in effect from time to time) of the amount of such Letter of Credit. Each Lender shall be liable to each Issuer for its Commitment Percentage of the unreimbursed amount of any drawing honored under each Letter of Credit issued thereby. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Section 2.8 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.
(b)Each Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each drawing paid under each Letter of Credit issued by such Issuer with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of such Issuer its Commitment Percentage of the amount of such unreimbursed drawing at the office of the Administrative Agent specified in Section 11.2 in Dollars and in immediately available funds. The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to such Issuer promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and each Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender’s Commitment Percentage of the amount of any payment made by such Issuer under a Letter of Credit issued by such Issuer in accordance with this clause (b) (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or such Issuer, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or such Issuer, as the case may be). If a Lender does not make available to the Administrative Agent when due an amount equal to such Lender’s Commitment Percentage of any unreimbursed payment made by an Issuer under a Letter of Credit issued thereby, such Lender shall be required to pay interest to the Administrative Agent for the account of such Issuer on the unpaid portion of such amount at a rate of interest per annum equal to (i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by such Issuer. The Administrative Agent shall distribute such interest payments to such Issuer upon receipt thereof in like funds as received.
(c)Whenever the Administrative Agent is reimbursed by the Borrower, for the account of an Issuer, for any payment under a Letter of Credit issued thereby and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or such Issuer, if such payment by a Lender was paid by the Administrative Agent to such Issuer) will promptly pay over such payment to such Lender.

2.10Absolute Obligation with respect to Letter of Credit Payments.
The Borrower’s obligation to reimburse the Administrative Agent for the account of an Issuer for each payment under or in respect of each Letter of Credit issued thereby shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, such Issuer, the Swing Line Lender, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuer thereof of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of such Issuer’s gross negligence or willful misconduct.
2.11Notes.
Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Person or, if requested by such Person, such Person and its registered assigns.
2.12Extension of Commitment Termination Date.
(a)Request for Extension. The Borrower may, in its sole and absolute discretion, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than thirty (30) days prior to each of the first, second, third, fourth, fifth and, if the Borrower shall have exercised one such right to extend the Commitment Termination Date, sixth anniversary of the Effective Date (each such anniversary date, an “Extension Date”), request (each an “Extension Request”) that the Lenders extend the Commitment Termination Date then in effect (the “Existing Commitment Termination Date”) for an additional one-year period, provided that the Borrower may only effect two such extensions of the Commitment Termination Date. Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Borrower) following the date of the Borrower’s notice, advise the Borrower and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender (which includes each Issuer and the Swing Line Lender) that does not so advise the Borrower and the Administrative Agent shall be deemed to have rejected such Extension Request. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(b)Replacement of Non-Extending Lenders. The Borrower shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each a “Non-Extending Lender”) pursuant to Section 3.13.
(c)Conditions to Effectiveness of Extension. Notwithstanding anything in this Agreement to the contrary, the extension of the Existing Commitment Termination Date on any Extension Date shall not be effective unless, immediately before and immediately after giving effect to such extension on such Extension Date: (i) no Default shall have occurred and be continuing on such Extension Date and the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Extension Date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such Extension Date), except those which are expressly specified to be made as of an earlier date, and the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, to such effect from an Authorized Officer of the Borrower (or such other financial officer reasonably acceptable to the Administrative Agent), and (ii) the Administrative Agent shall have received such other customary certificates, resolutions and opinions as the Administrative Agent may reasonably request.
(d)Effectiveness of Extension. If (and only if) the conditions specified in Section 2.12(c) shall have been satisfied or waived with respect to the extension of the Existing Commitment Termination Date on the applicable Extension Date, then, effective as of such Extension Date, the Commitment Termination Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Replacement Lender that has assumed a Commitment of a Non-Extending Lender in connection with such Extension Request, shall be extended to the date falling one year after the Existing Commitment Termination Date (or, if such date is not a Domestic Business Day, the immediately preceding Domestic Business Day), and each such Replacement Lender shall thereupon become a “Lender” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) with respect to any portion of the Commitment of any Non-Extending Lender that has not been fully assumed by one or more Replacement Lenders, the Commitment Termination Date for such Lender with respect to such non-assumed portion of its Commitment shall remain unchanged, and (ii) with respect to any Loans of such Lender that have not been purchased by one or more Replacement Lenders, the applicable maturity date with respect to such non-purchased Loans shall remain unchanged and shall be repayable by the Borrower on such applicable maturity date without there being any requirement that any such repayment be shared with other Lenders. In addition, on the Extension Date, the Borrower agrees to pay all accrued and unpaid interest, fees and other amounts then due under this Agreement from the Borrower to each Lender consenting to the Extension Request, each Non-Extending Lender and each Replacement Lender. Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any Non-Extending Lender of any Term SOFR Advance prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.12 shall be deemed to constitute a prepayment by the Borrower of such Term SOFR Advance.
2.13Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Facility Fees shall cease to accrue, and shall not be payable, on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.11;
(b)the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1); provided that, notwithstanding the foregoing, any waiver, amendment or modification with respect to the following shall require the consent of such Defaulting Lender: (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender in a manner that is materially adverse in comparison to the other affected Lenders, (ii) any waiver, amendment or modification increasing the Commitment of such Defaulting Lender, (iii) any waiver, amendment or modification extending the Commitment Period with respect to such Defaulting Lender, (iv) any waiver, amendment or modification reducing the principal amount owed under the Loan Documents to such Defaulting Lender (other than by payment thereof), or (v) any waiver, amendment or modification extending the final maturity of sums owed to such Defaulting Lender, or (vi) a modification of this Section 2.13(b);
(c)if any Swing Line Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:
(1)all or any part of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent that (A) the sum of all non-Defaulting Lenders’ Committed Credit Exposures plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non-Defaulting Lenders, does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) with respect to each non-Defaulting Lender, the sum of such non-Defaulting Lender’s Committed Credit Exposure plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non-Defaulting Lender, does not exceed such non-Defaulting Lender’s Commitment;
(2)if the reallocation described in clause (1) above cannot, or can only partially, be effected, the Borrower shall within one (1) Domestic Business Day following notice by the Administrative Agent (A) first, prepay such Swing Line Exposure and (B) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (1) above) in a manner reasonably satisfactory to the Administrative Agent and the Issuers of the Letters of Credit of which shall be outstanding at such time for so long as such Letter of Credit Exposure is outstanding;
(3)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.13(c), the Borrower shall not be required to pay any Letter of Credit Participation Fees to such Defaulting Lender pursuant to Section 3.12 with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized; and
(4)if the Swing Line Exposure or Letter of Credit Exposure of such Defaulting Lender is reallocated pursuant to this Section 2.13(c), then the fees payable to the Lenders pursuant to Section 3.11 and Section 3.12 shall be adjusted to give effect to such reallocation, and the Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.13(c);
(d)so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuer shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.13(c), and participating interests in any such newly issued, amended, extended or increased Letter of Credit or newly funded Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.13(c)(1) (and Defaulting Lenders shall not participate therein);
(e)any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.9 but excluding Section 3.13 and other than any amount constituting Facilities Fees or Letter of Credit Participation Fees which are not payable to such Defaulting Lender in accordance with Sections 2.13(a) and 2.13(c)(3)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuers and the Swing Line Lender hereunder, (iii) third, if so determined by the Administrative Agent and the Borrower or if requested by any Issuer or the Swing Line Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit, (iv) fourth, to the funding of any Revolving Credit Loan (including any Mandatory Borrowing) in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Credit Loans (including any Mandatory Borrowings) under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders, the Issuers or the Swing Line Lender as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, any Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is (x) a prepayment of the principal amount of any Revolving Credit Loan (including any Mandatory Borrowing) or Reimbursement Obligations in respect of drawings under Letters of Credit paid by an Issuer with respect to which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6 are satisfied or waived, such payment shall be applied solely to prepay the Revolving Credit Loans (including Mandatory Borrowings) of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender;
(f)the Borrower shall have the right at any time during which a Lender is a Defaulting Lender to replace such Defaulting Lender pursuant to Section 3.13; and
(g)subject to Section 11.22, no reallocation pursuant to Section 2.13(c) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from a Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
2.14[Reserved].
3.PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES
3.1Disbursement of the Proceeds of the Loans.
The Administrative Agent shall disburse the proceeds of the Loans (other than the Swing Line Loans) at its office specified in Section 11.2 by crediting to the Borrower’s general deposit account with the Administrative Agent the funds received from each Lender. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax, email or other writing) that such Lender will not make available to the Administrative Agent such Lender’s Commitment Percentage of the Revolving Credit Loans, or the amount of any Competitive Bid Loan, to be made by it on a Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with this Section 3.1; provided that, in the case of a Revolving Credit Loan, such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate plus 2%. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.
3.2Payments.
(a)Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee and the Letter of Credit Participation Fee (collectively, together with all of the other fees to be paid to the Administrative Agent, the Lenders, the Issuers and the Swing Line Lender in connection with, and pursuant to the terms of, the Loan Documents, the “Fees”), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with, and pursuant to the terms of, the Loan Documents (other than amounts payable to a Lender under Section 3.5, Section 3.6, Section 3.10, Section 11.5 and Section 11.10) shall be made by the Borrower to the Administrative Agent at its office specified in Section 11.2 without condition, recoupment, defense, setoff, deduction or counterclaim in funds immediately available in New York by 3:00 p.m. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder; provided that such payment is made on such due date, but any such payment made after 3:00 p.m. on such due date shall be deemed to have been made on the next Domestic Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If the Borrower has not made any such payment prior to 3:00 p.m., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment. Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the: (i) Revolving Credit Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (a) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (b) second, pro rata according to the amount of principal which is then due and payable to the Lenders, (ii) Competitive Bid Loans shall be remitted by the Administrative Agent in like funds as received to each applicable Lender and (iii) Swing Line Loans shall be remitted by the Administrative Agent in like funds as received to the Swing Line Lender. Each payment of the Facility Fee and the Letter of Credit Participation Fee payable to the Lenders shall be promptly transmitted by the Administrative Agent in like funds as received to each Lender pro rata according to such Lender’s Commitment Amount or, if the

Commitments shall have terminated or been terminated, according to the outstanding principal amount of such Lender’s Revolving Credit Loans.
(b)If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day the due date thereof (except as otherwise provided in the definition of Term SOFR Interest Period or Competitive Interest Period) shall be extended to the next Domestic Business Day and (except with respect to payments in respect of the Facility Fee and the Letter of Credit Participation Fee) interest shall be payable at the applicable rate specified herein during such extension.
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any of the Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuers, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any of the Issuers hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
3.3Conversions; Other Matters.
(a)The Borrower may elect at any time and from time to time to Convert one or more Term SOFR Advances to an ABR Advance by giving the Administrative Agent at least one (1) Domestic Business Day’s prior irrevocable notice of such election (in the form of a Borrowing Request), specifying the amount to be so Converted. In addition, the Borrower may elect at any time and from time to time to Convert an ABR Advance to any one or more new Term SOFR Advances or to Convert any one or more existing Term SOFR Advances to any one or more new Term SOFR Advances by giving the Administrative Agent no later than 10:00 a.m. at least two (2) Domestic Business Days’ prior irrevocable notice of such election (in the form of a Borrowing Request), specifying the amount to be so Converted and the initial Interest Period relating thereto; provided that any Conversion of an ABR Advance to an Term SOFR Advance shall only be made on a Domestic Business Day; provided, further, that, notwithstanding the foregoing, a Borrowing Request for a Conversion delivered by the Borrower may state that such Borrowing Request is conditioned upon the effectiveness of other credit facilities or transactions (such Borrowing Request to specify the proposed effective date), in which case such Borrowing Request may be revoked by the Borrower (by notice to the Administrative Agent prior to the day specified for such Conversion in such Borrowing Request) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5, if applicable. The Administrative Agent shall promptly provide the Lenders with notice of each such election. Each Conversion of Loans shall be made pro rata according to the outstanding principal amount of the Loans of each Lender. ABR Advances and Term SOFR Advances may be Converted pursuant to this Section 3.3 in whole or in part; provided that the amount to be Converted to each Term SOFR Advance, when aggregated with any Term SOFR Advance to be made on such date in accordance with Section 2.1 and having the same Interest Period as such first Term SOFR Advance, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of the Term SOFR Advances.
(b)Notwithstanding anything in this Agreement to the contrary, the Borrower shall not have the right to elect to Convert any existing ABR Advance to a Term SOFR Advance or to Convert any existing Term SOFR Advance to a new Term SOFR Advance if (i) a Default or an Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) shall then exist, or (ii) any other Event of Default shall then exist and the Administrative Agent shall have notified the Borrower at the request of the Required Lenders that no ABR Advance or Term SOFR Advance may be Converted to a new Term SOFR Advance. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Term SOFR Advance shall be automatically Converted to an ABR Advance on the last day of the Interest Period applicable to such Term SOFR Advance. The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.
(c)Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Advance or Term SOFR Advance, as the case may be, to the existing ABR Advance or Term SOFR Advance (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Section 4 or Section 6).
(d)Notwithstanding any other provision of any Loan Document:
(1)if the Borrower shall have failed to elect a Term SOFR Advance under Section 2.3 or this Section 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Term SOFR Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Term SOFR Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Term SOFR Advance pursuant to this Section 3.3,
(2)the Borrower shall not be permitted to select a Term SOFR Advance the Interest Period in respect of which ends later than the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, and
(3)the Borrower shall not be permitted to have more than (x) 15 Term SOFR Advances and (y) 15 Competitive Bid Loans outstanding at any one time; it being understood and agreed that each borrowing of Term SOFR Advances or Competitive Bid Loans pursuant to a single Borrowing Request or Competitive Bid Request, as the case may be, shall constitute the making of one Term SOFR Advance or Competitive Bid Loan for the purpose of calculating such limitation.
3.4Interest Rates and Payment Dates.
(a)Prior to Maturity. Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

LOANS	RATE
Revolving Credit Loans constituting ABR Advances	Alternate Base Rate plus the Applicable Margin.
Revolving Credit Loans constituting Term SOFR Advances	Term SOFR applicable thereto plus the Applicable Margin.
Competitive Bid Loans	Fixed rate of interest applicable thereto accepted by the Borrower pursuant to Section 2.4(d).
Swing Line Loans	Negotiated Rate applicable thereto as provided in Section 2.2(a) (or if not available, the Term SOFR Daily Floating Rate plus the Applicable Margin).

(b)Late Payment Rate. Any payment of principal or interest on the Loans, Fees or other amounts payable by the Borrower under the Loan Documents not paid on the date when due and payable shall, after the occurrence and during the continuance of an Event of Default pursuant to Section 9.1(a), 9.1(b), 9.1(h), 9.1(i) or 9.1(j), bear interest, in the case of principal or interest on a Loan, at the applicable interest rate on such Loan plus 2% per annum and, in the case of any Fees or other amounts, at the Alternate Base Rate plus the Applicable Margin plus 2% per annum, in each case from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).
(c)Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If, in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an “Unqualified Amount”), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a “Compensatory Interest Payment”) equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.
(d)General. Interest shall be payable in arrears on each Interest Payment Date, on the Commitment Termination Date, to the extent provided in Section 2.7(b), upon each prepayment of the Loans and, to the extent provided in Section 2.12(d), on the Extension Date. Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective. Each determination by the Administrative Agent of the Alternate Base Rate, Term SOFR and the Competitive Bid Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. All interest (other than interest calculated with reference to the Alternate Base Rate) shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and all interest determined with reference to the Alternate Base Rate shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.
(e)No Warranty. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes; provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service; provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent.
3.5Indemnification for Loss.
Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Term SOFR Advance or if the Borrower shall fail to Convert all or any portion of any Revolving Credit Loan constituting an ABR Advance to a Term SOFR Advance after it shall have given notice to do so in which it shall have requested a Term SOFR Advance pursuant to Section 2.3 or Section 3.3, as the case may be, (ii) the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted any offer with respect thereto in accordance with Section 2.4, (iii) a Term SOFR Advance or Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, (iv) any repayment or prepayment of the principal amount of a Term SOFR Advance or Competitive Bid Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, (v) the Borrower shall have revoked a notice of prepayment or notice of termination of the Commitments and the Letter of Credit Commitment that was conditioned upon the effectiveness of other credit facilities or transactions pursuant to Section 2.6 or Section 2.7, or (vi) a Term SOFR Advance is assigned other than on the last day of the Interest Period applicable thereto as a result of an increase in the Aggregate Commitment Amount pursuant to Section 2.6(d) or a replacement of a Lender pursuant to clause (x) or (z) of Section 3.13, then the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose for borrowers similar to the Borrower) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Term SOFR Advance or Competitive Bid Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Term SOFR Advance or Competitive Bid Loan, as the case may be, and any reasonable internal processing charge customarily charged by such Lender in connection therewith for borrowers similar to the Borrower.
3.6Reimbursement for Costs, Etc.
If at any time or from time to time there shall occur a Regulatory Change and any Issuer or any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on such Issuer’s or such Lender’s capital or liquidity or the capital or liquidity of any Person directly or indirectly owning or controlling such Issuer or such Lender (each a “Control Person”), or (B) the asset value (for capital or liquidity purposes) to such Issuer, such Lender or such Control Person, as applicable, of the Reimbursement Obligations, or any participation therein, or the Loans, or any participation therein, in any case to a level below that which such Issuer, such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Issuer’s, such Lender’s or such Control Person’s policies regarding capital or liquidity), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on Term SOFR Advances, or (iii) will subject such Issuer, such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement, any Note, any Reimbursement Agreement or any other Loan Document (except, in the case of clause (iii) above, for any Indemnified Taxes, Excluded Taxes or Other Taxes), then, in each such case, within ten (10) days after demand by such Issuer or such Lender, as applicable, the Borrower shall pay directly to such Issuer, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Issuer, such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, “Costs”) attributable to such Issuer’s, such Lender’s or such Control Person’s compliance during the term hereof with such Regulatory Change, but only if such Costs are generally applicable to (and for which reimbursement is generally being sought by such Issuer, such Lender or such Control Person, as applicable, in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 3.6), as determined by such Issuer or such Lender, as applicable, in its reasonable discretion. Each Issuer and each Lender may make multiple requests for compensation under this Section 3.6.
Notwithstanding the foregoing, the Borrower will not be required to compensate any Issuer or any Lender for any Costs under this Section 3.6 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively in which case the 45-day period referred to above shall be extended to include the period of retroactive effect thereof. In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Issuer or such Lender learned of such Regulatory Change. The Borrower’s obligation to compensate such Issuer or such Lender shall be contingent upon the provision of such timely notice (but any failure by such Issuer or such Lender to provide such timely notice shall not affect the Borrower’s obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Issuer or such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).

3.7Illegality of Funding.
Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain Loans whose interest rates are based upon SOFR or Term SOFR, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Term SOFR Advances or to Convert ABR Advances to Term SOFR Advances shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Term SOFR Advance as an ABR Advance, (c) such Lender’s Loans then outstanding as such Term SOFR Advances, if any, shall be Converted automatically to an ABR Advance on the last day of the then-current Interest Period applicable thereto or at such earlier time as may be required and (d) if such notice asserts the illegality of such Lender making or maintaining ABR Advances the interest rate on which is determined by reference to One Month SOFR Rate, the interest rate on which ABR Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the One Month SOFR Rate component of the Alternate Base Rate. If the commitment of any Lender with respect to Term SOFR Advances is suspended pursuant to this Section 3.7 and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Term SOFR Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon delivery of such notice to each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Term SOFR Advances shall be reinstated. If the commitment of any Lender with respect to Term SOFR Advances is suspended pursuant to this Section 3.7, such suspension shall not otherwise affect such Lender’s Commitment.
3.8Option to Fund; Substituted Interest Rate.
(a)Each Lender has indicated that, if the Borrower requests a Term SOFR Advance or a Competitive Bid Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Term SOFR Advance or Competitive Bid Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Term SOFR Advance or Competitive Bid Loan and any amounts owing under Section 3.5 and Section 3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Term SOFR Advance and Competitive Bid Loan in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its Commitment Percentage of each Term SOFR Advance or Competitive Bid Loan, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Term SOFR Advance or Competitive Bid Loan, as the case may be, and having a maturity corresponding to such Interest Period. Each Lender may fund its Advances from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.
(b)If in connection with any request for a Term SOFR Advance or a Conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.8(c), and the circumstances under clause (i) of Section 3.8(c) or the Scheduled Unavailability Date has occurred or (B) adequate and reasonable means do not otherwise exist for determining (1) Term SOFR for any requested Term SOFR Interest Period with respect to a proposed Term SOFR Advance or (2) the One Month SOFR Rate in connection with an existing or proposed ABR Advance or (ii) the Administrative Agent or the Required Lenders determine that for any reason that (A) Term SOFR for any requested Term SOFR Interest Period with respect to a proposed Term SOFR Advance or (B) the One Month SOFR Rate with respect to a proposed ABR Advance, in any case, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Advances or to Convert ABR Advances to Term SOFR Advances shall be suspended (to the extent of the affected Term SOFR Advances or Term SOFR Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the One Month SOFR Rate component of the Alternate Base Rate, the utilization of the One Month SOFR Rate in determining the Alternate Base Rate shall be suspended, in each case, until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.8(b), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Term SOFR Advances (to the extent of the affected Term SOFR Advances or Term SOFR Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a borrowing of ABR Advances in the amount specified therein and (ii) any outstanding Term SOFR Advances shall be deemed to have been Converted to ABR Advances immediately at the end of their respective applicable Term SOFR Interest Period.
(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent and the Borrower determine (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that:
(1)adequate and reasonable means do not exist for ascertaining one-month, three-month and six-month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(2)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar-denominated U.S. syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent and the Borrower (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of a Term SOFR Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (2) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.8(c)(1) or (2) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.8 at the end of any Term SOFR Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Domestic Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Borrower).
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes in the discretion of the Administrative Agent and in consultation with the Borrower will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders promptly after such amendment becomes effective.
3.9Certificates of Payment and Reimbursement.
Each Issuer and each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.5, Section 3.6 or Section 3.10, to provide the Borrower with a certificate, signed by an officer of such Issuer or such Lender, as the case may be, setting forth a description in reasonable detail of any such payment or reimbursement and the applicable Section of this Agreement pursuant to and in accordance with which such request is made. Each determination by such Issuer and such Lender of such payment or reimbursement shall be conclusive absent manifest error.
3.10Taxes; Net Payments.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of, and without reduction or withholding for, any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the Administrative Agent, the applicable Lender or the applicable Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. For purposes of this Section 3.10, the term “Lender” includes the Swing Line Lender and each Issuer and the term “applicable law” includes FATCA.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuer, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to, any payment made by, or on account of, any obligation of the Borrower under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by the Administrative Agent, such Lender or such Issuer, as the case may be, and, without duplication, any penalties, interest and reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto (other than any penalties that result from the gross negligence, bad faith or willful misconduct of the Administrative Agent, such Lender or such Issuer, as applicable, as determined by a final and non-appealable judgment of a court of competent jurisdiction); provided that, if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent, such Lender or such Issuer, as applicable, will cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not result in any additional costs or expenses not reimbursed by the Borrower and such cooperation would not, in the judgment of such Lender or such Issuer, as applicable, be materially disadvantageous to it. A certificate as to the amount of such payment or liability that complies with Section 3.9 and is delivered to the Borrower by such Lender or such Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender or such Issuer, shall be conclusive absent manifest error. After any Lender or any Issuer (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, such Lender or such Issuer (as the case may be) will as soon as reasonably practicable notify the Borrower thereof; provided that the failure to provide the Borrower with such notice shall not release the Borrower from its indemnification obligations under this Section 3.10. Notwithstanding anything to the contrary contained in this Section 3.10, the Borrower shall not be required to indemnify the Administrative Agent or any Lender or Issuer pursuant to this Section 3.10 for any additional costs, such as penalties or interest, to the extent that such costs resulted from a failure of the Administrative Agent or such Lender or Issuer to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender or Issuer receives notice from the applicable taxing authority of the tax giving rise to such indemnification claim.
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders. Any Lender that is entitled to an exemption from, or reduction of, withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (i) if such Foreign Lender shall determine that any applicable form or certification has expired or will then expire or has or will then become obsolete or incorrect or that an event has occurred that requires or will then require a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent and (ii) upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(ii)duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code nor (D) engaged in the conduct of a trade or business within the United States to which the interest payment is effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W- 8BEN-E,
(iv)to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a complete and executed Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a United States Tax Compliance Certificate, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate, or
(v)any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Without limiting the foregoing, upon request of the Administrative Agent or the Borrower, each Lender and each Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code that lends to the Borrower (each a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of Internal Revenue Service Form W-9 on or prior to the First Amendment Effective Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form.

(g)Treatment of Certain Refunds. If the Administrative Agent, a Lender or an Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent, such Lender or such Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the written request of the Administrative Agent, such Lender or such Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuer in the event that the Administrative Agent, such Lender or such Issuer is required to repay such refund or Tax credit to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(h)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.6, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.10, then such Lender shall use reasonable efforts to promptly designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.6 or this Section 3.10, as the case may be, in the future and (ii) in the judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(i)Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.11Facility Fees.
The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Facility Fee”) during the period commencing on the Effective Date and ending on the Expiration Date, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter during which the Facility Fee shall commence to accrue, and on the Expiration Date, at a rate per annum equal to the Applicable Margin of (a) prior to the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, the Commitment Amount of such Lender (whether used or unused), and (b) thereafter, the sum of (i) the outstanding principal balance of all Revolving Credit Loans of such Lender, (ii) such Lender’s Swing Line Exposure and (iii) such Lender’s Letter of Credit Exposure. Notwithstanding anything to the contrary contained in this Section 3.11, on and after the Commitment Termination Date, the Facility Fee shall be payable upon demand. In addition, upon each reduction of the Aggregate Commitment Amount, the Borrower shall pay the Facility Fee accrued on the amount of such reduction through the date of such reduction. The Facility Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

3.12Letter of Credit Participation Fee.
The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Letter of Credit Participation Fee”) with respect to the Letters of Credit during the period commencing on the Effective Date and ending on the Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the last date of such period, at a rate per annum equal to (i) in the case of standby Letters of Credit, the Applicable Margin of the actual daily amount which may be drawn under all standby Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage, and (ii) in the case of commercial Letters of Credit, the Applicable Margin of the actual daily amount which may be drawn under all commercial Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage. The Letter of Credit Participation Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.
3.13Replacement of Lender.
If (w) the Borrower is obligated to pay to any Lender any amount under Section 3.6 or Section 3.10, the Borrower shall have the right within 90 days thereafter, (x) any Lender shall be a Defaulting Lender, the Borrower shall have the right at any time during which such Lender shall remain a Defaulting Lender, (y) any Lender shall have not consented to an Extension Request or (z) any Lender shall not have approved any other consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.1 and (B) has been approved by the Required Lenders, the Borrower shall have the right at any time, in each case in accordance with the requirements of Section 11.7(b) and only if no Default shall exist, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (each a “Replacement Lender”); provided that (i) at the time of any replacement pursuant to this Section 3.13, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 11.7(b) (with the processing and recordation fee referred to in Section 11.7(b) payable pursuant to said Section 11.7(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment, the outstanding Loans, the Swing Line Exposure and the Letter of Credit Exposure of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans and Swing Line Participation Amounts of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender, (b) to each Issuer, an amount equal to such Replaced Lender’s Commitment Percentage of all drawings on Letters of Credit issued by such Issuer (which at such time remain unpaid drawings) to the extent such amount was not funded by such Replaced Lender, (c) to the Swing Line Lender, an amount equal to such Replaced Lender’s Commitment Percentage of any Mandatory Borrowing to the extent such amount was not funded by such Replaced Lender, and (d) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.1 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution and delivery of the respective Assignment and Assumptions and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.13, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement that are intended to survive the termination of the Commitments and the repayment of the Loans which may be applicable to any such Replaced Lender prior to the date of its replacement. Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any Replaced Lender of any Term SOFR Advance prior to the last day of the Interest Period applicable thereto pursuant to clause (w) or (y) of this Section 3.13 shall be deemed to constitute a prepayment by the Borrower of such Term SOFR Advance.
4.REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, the Lenders and the Issuers to enter into this Agreement, the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Lenders and the Issuers:
4.1Existence and Power.
The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).
4.2Authority; Affected Financial Institution.
The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of: (i) except as could not reasonably be expected to have a Material Adverse effect, any applicable law or (ii) the terms of its Certificate of Incorporation and By-Laws. No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower. The Borrower is not an Affected Financial Institution.
4.3Binding Agreement.
The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.
4.4Litigation.
As of the Effective Date, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Material Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary or any of their respective Properties, or maintained by the Borrower or any Material Subsidiary, at law or in equity, before any

Governmental Authority which have not been disclosed in the SEC Reports that could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.
4.5No Conflicting Agreements.
(a)[Reserved].
(b)No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or affecting the Property of the Borrower (i) conflicts with any Loan Document, (ii) requires any consent which has not already been obtained with respect to any Loan Document, or (iii) would in any way prevent the execution, delivery or performance by the Borrower of the terms of any Loan Document, except in the case of provisions of any existing material mortgage, material indenture, material contract or material agreement, as could not reasonably be expected to have a Material Adverse effect. Neither the execution and delivery, nor the performance, by the Borrower of the terms of each Loan Document will constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.
4.6[Reserved].
4.7[Reserved].
4.8Governmental Regulations.
The Borrower is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
4.9Federal Reserve Regulations; Use of Proceeds.
The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or the Letters of Credit has been or will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for a purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, neither any Issuer nor any Lender shall be obligated to extend credit to, or on behalf of, the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including said Regulation U. Following application of the proceeds of each Loan and the issuance of each Letter of Credit, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of “Indirectly Secured” contained in said Regulation U as in effect at the time of the making of such Loan or issuance of such Letter of Credit) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 8.2 will be Margin Stock.
4.10No Misrepresentation.
No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender pursuant to any Loan Document contains, as of its date, a misstatement of a material fact, or omits to state, as of its date, a material fact required to be stated in order to make the statements therein contained, when taken as a whole, not materially misleading (provided that any representation, warranty, statement or written report that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date) in the light of the circumstances under which made (after giving effect to all supplements and updates with respect thereto) (it being understood that the Borrower makes no representation or warranty hereunder with respect to any projections, other forward looking information, industry information or general economic information). As of the Effective Date, the information included in any Beneficial Ownership Certification of the Borrower, if applicable, is true and correct in all respects.
4.11[Reserved].
4.12[Reserved].
4.13Financial Statements.
The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 2020, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for the fiscal year then ended. The financial statements referred to immediately above, including all related notes and schedules, are herein referred to collectively as the “Financial Statements”. The Financial Statements fairly present, in all material respects, the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect. Neither the Borrower nor any of the Subsidiaries has any material obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. During the period from January 1, 2021 to and including the Fifth Amendment Effective Date, there was no Material Adverse change, including as a result of any change in law, in the Consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole that was not disclosed in the SEC Reports.
4.14Anti-Corruption Laws and Sanctions.
The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
5.CONDITIONS TO EFFECTIVENESS
This Agreement shall become effective on and as of the date (the “Effective Date”) that the following conditions shall have been satisfied or waived in accordance with Section 11.1:

5.1Agreement.
The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Administrative Agent, each Issuer, the Swing Line Lender and each Lender.
5.2Notes.
The Administrative Agent shall have received a Note, executed and delivered by the Borrower, for each Lender that shall have given at least three (3) Domestic Business Days’ prior written notice of its request for a Note.
5.3Corporate Action.
The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action taken by the Borrower to authorize this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign this Agreement and the other Loan Documents, and any other certificates, requests, notices or other documents required hereunder or thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.
5.4Opinion of Counsel to the Borrower.
The Administrative Agent shall have received (a) an opinion of Thomas Moffatt, assistant general counsel of the Borrower, dated the Effective Date, in the form of Exhibit D-1, and (b) an opinion of Shearman & Sterling LLP, special counsel to the Borrower, dated the Effective Date, in the form of Exhibit D-2.
5.5Termination of Existing 2017 Credit Agreement .
After giving effect to the application of the proceeds of the Loans on the Effective Date, the Indebtedness under the Existing 2017 Credit Agreement shall have been fully repaid, the commitments under the Existing 2017 Credit Agreement shall have been canceled or terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. In order to facilitate the termination of the commitments under the Existing 2017 Credit Agreement, the Borrower hereby gives notice that the Borrower wishes to terminate the commitments under the Existing 2017 Credit Agreement, effective as of the Effective Date. Each Lender that is a party to the Existing 2017 Credit Agreement, by its execution hereof, waives any requirement of prior notice set forth therein as a condition to the right of the Borrower to terminate the commitments thereunder.
5.6No Default and Representations and Warranties.
The Administrative Agent shall have received a certificate, dated the Effective Date, of the Senior Vice President and Treasurer of the Borrower certifying that there exists no Default and that the representations and warranties contained in this Agreement are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on the Effective Date), except those which are expressly specified to be made as of an earlier date.

5.7Fees.
The Administrative Agent shall have received all fees and other amounts due and payable to it on the Effective Date in respect of this Agreement.
5.8Due Diligence; “Know Your Customer” .
(a) Each Lender shall have received such documents and information as it may have requested in order to comply with “know-your-customer” and other applicable Sanctions, anti-terrorism, anti-money laundering and similar rules and regulations and related policies, to the extent the Borrower shall have received written requests therefor at least ten (10) Domestic Business Days prior to the Effective Date, and (b) at least five (5) Domestic Business Days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered to each Lender that so requests a Beneficial Ownership Certification.
Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
6.CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT
The obligation of each Lender on any Borrowing Date to make each Revolving Credit Loan (other than a Revolving Credit Loan constituting a Mandatory Borrowing), the Swing Line Lender to make each Swing Line Loan, each Issuer to issue each Letter of Credit and each Lender to make a Competitive Bid Loan are subject to the fulfillment (or waiver in accordance with Section 11.1) of the following conditions precedent:
6.1Compliance.
On each Borrowing Date, and after giving effect to the Loans to be made or the Letters of Credit to be issued on such Borrowing Date, (a) there shall exist no Default, and (b) the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such Borrowing Date), except those which are expressly specified to be made as of an earlier date.
6.2Requests.
The Administrative Agent shall have timely received from the Borrower on or before such Borrowing Date, as applicable, a duly executed Borrowing Request (together with, in the case of a request for a Swing Line Loan that will bear interest at the Negotiated Rate, a duly executed agreement as to the Negotiated Rate with respect to such Swing Line Loan), Letter of Credit Request (together with a duly executed Reimbursement Agreement with respect to the Letter(s) of Credit requested thereby) and/or Competitive Bid Request (together with a duly executed Competitive Bid Accept/Reject Letter).

7.AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will:
7.1Legal Existence.
Except as may otherwise be permitted by Section 8.3 and Section 8.4, maintain, and cause each Material Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Material Subsidiaries may be terminated if (i) such Material Subsidiaries operate closing or discontinued operations or (ii) if the Borrower determines in good faith that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.
7.2Taxes.
Pay and discharge when due, and cause each Material Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Material Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.
7.3[Reserved].
7.4[Reserved].
7.5[Reserved].
7.6Observance of Legal Requirements.
(a)Observe and comply in all material respects, and cause each Material Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Material Subsidiary, except (i) where a violation of which could not reasonably be expected to have a Material Adverse effect, or (ii) to the extent that such noncompliance is being contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary.
(b)Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.7Financial Statements and Other Information.
Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent for distribution to the Lenders:
(a)As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (x) the Borrower’s 10-K in respect of such fiscal year, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower’s auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;
(b)As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Borrower’s 10-Q in respect of such fiscal quarter, and (y) (i) the Borrower’s condensed Consolidated Balance Sheet as of the end of such quarter and (ii) the related condensed Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then-current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);
(c)Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the Chief Financial Officer or the Senior Vice President and Treasurer of the Borrower certifying that no Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults, and setting forth computations in reasonable detail demonstrating compliance with Section 8.9;
(d)[reserved];
(e)As soon as practicable after becoming available, copies of all regular or periodic reports (including current reports on Form 8-K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the U.S. Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof;
(f)[reserved];
(g)Prompt written notice of the occurrence of (i) each Default and (ii) each Event of Default;
(h)[reserved];
(i)From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the reasonable request of any Lender, may reasonably request; and
(j)Prompt written notice of such other information with documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations (including, without limitation, the Patriot Act and the Beneficial Ownership Regulation), as from time to time may be reasonably requested by the Administrative Agent or by any Issuer or any Lender (through the Administrative Agent).
Information required to be delivered pursuant to (x) this Section 7.7 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on a Debtdomain, IntraLinks, Syndtrak or similar electronic system (the “Platform”) to which each Lender and each Issuer has been granted access and (y) clauses (a), (b) and (e) of this Section 7.7 shall be deemed delivered to the Administrative Agent, the Issuers and the Lenders when available on the Borrower’s website at http://www.cvshealth.com or the website of the U.S. Securities and Exchange Commission at http://www.sec.gov. Information delivered pursuant to this Section 7.7 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
The Borrower hereby acknowledges that the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.
7.8Records.
Upon reasonable notice and during normal business hours after an Event of Default has occurred and is continuing, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Material Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Material Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Material Subsidiary with the Borrower’s auditors, except for information covered by an attorney-client or other legal privilege or to the extent the inspection would reasonably be expected to result in a violation or other breach of any third party confidentiality agreement.
8.NEGATIVE COVENANTS
The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will not:
8.1[Reserved].
8.2Liens.
Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Internal Revenue Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, or to qualify to do business, maintain insurance or obtain other benefits, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required under Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property (including on the capital stock or other equity interests) of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof; provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof); provided, further, that the Indebtedness secured by such Liens is not otherwise prohibited hereunder, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, (k) Liens in favor of the United States of America, or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute, and (l) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.
8.3Dispositions.
Make any Disposition (including by way of limited liability company division), or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis; provided that, (a) any Subsidiary may make Dispositions to the Borrower, and (b) so long as no Default or Event of Default exists immediately prior to or immediately after giving effect thereto, (i) the Borrower may dispose of all or substantially all of its assets to a wholly-owned domestic Subsidiary that assumes all of the obligations of the Borrower under this Agreement and (ii) any Subsidiary may dispose of all or substantially all of its assets to another Subsidiary; provided that if such Subsidiary is a wholly-owned Subsidiary, the transferee shall be a wholly-owned Subsidiary.
8.4Merger or Consolidation, Etc..
Consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto, no Default shall or would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the States of the United States of America or the District of Columbia shall be the survivor of such consolidation or merger; provided that, if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonably requested in connection therewith.

8.5[Reserved].
8.6[Reserved].
8.7Limitation on Upstream Dividends by Subsidiaries.
Permit or cause any of the Subsidiaries (other than any Insurance Subsidiary) to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement and the other Loan Documents) with any Person (each a “Restrictive Agreement”) pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as “Upstream Dividends”), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted (“Dividend Restrictions”). Notwithstanding the foregoing, nothing in this Section 8.7 shall prohibit:
(a)Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(b)Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(c)Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of stock or assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with the terms of this Agreement; or
(d)Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the Existing 2019 Credit Agreement and the Existing 2022 Credit Agreement).
8.8[Reserved].
8.9Ratio of Consolidated Indebtedness to Total Capitalization.
Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.60:1.00; provided that (i) upon the consummation of any Material Acquisition and the written election of the Borrower to the Administrative Agent no later than thirty (30) days following the consummation of such Material Acquisition, the maximum permitted ratio of Consolidated Indebtedness to Total Capitalization shall be increased by 0.05:1.00 above the otherwise-applicable maximum permitted ratio of Consolidated Indebtedness to Total Capitalization with respect to the last day of the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters, and (ii) between the signing of the definitive agreement (or offer documentation, as applicable) for a Material Acquisition and the earlier of (x) the closing of such Material Acquisition and (y) thirty (30) days following the termination of such definitive agreement (or offer documentation, as applicable) for such Material Acquisition, any Acquisition Debt incurred to finance such Material Acquisition shall be excluded for purposes of calculation the ratio of Consolidated Indebtedness to Total Capitalization hereunder. The Borrower shall only be permitted to make an election pursuant to the proviso of the preceding sentence twice during the term of this Agreement, and there shall be at least two consecutive fiscal quarters between such elections during which time no increase to the maximum permitted ratio of Consolidated Indebtedness to Total Capitalization shall be in effect.
9.DEFAULT
9.1Events of Default.
The following shall each constitute an “Event of Default” hereunder:
(a)The failure of the Borrower to make any payment of principal on any Loan or any reimbursement payment in respect of any Letter of Credit when due and payable; or
(b)The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of five (5) Domestic Business Days after the same shall be due and payable; or
(c)The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.5, Section 7.1 (with respect to the Borrower only), or in Section 8; or
(d)The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of thirty (30) days after the Borrower shall have become aware of such failure; or
(e)[reserved]; or
(f)Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate or report or other document (other than an opinion of counsel) delivered on or after the date hereof in connection with any such Loan Document shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or
(g)(i) Obligations in an aggregate Consolidated amount in excess of the Threshold Amount of the Borrower (other than its obligations hereunder and under the Notes) and the Material Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness for Borrowed Money or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness for Borrowed Money evidenced thereby due and payable prior to its stated maturity; or

(h)An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(i)The Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 9.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(j)The Borrower or any Material Subsidiary shall (i) generally not be paying its debts as such debts become due or (ii) admit in writing its inability to pay its debts as they become due; or
(k)Judgments or decrees in an aggregate Consolidated amount in excess of the Threshold Amount (to the extent not covered by independent third-party insurance or captive insurance as to which the insurer does not dispute coverage) against the Borrower and the Material Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment; or
(l)After the Effective Date a Change of Control shall occur; or
(m)Solely to the extent as would have a Material Adverse effect: (i) any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Material Subsidiary or any ERISA Affiliate; (ii) the failure to satisfy the minimum funding standards under Section 302 of ERISA or Section 412 of the Internal Revenue Code shall exist with respect to any Pension Plan for which the Borrower has responsibility (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than the Borrower); (iii) any Person shall engage in a Prohibited Transaction involving any Employee Benefit Plan in respect of which it is reasonably likely that liability will be imposed upon the Borrower; (iv) the Borrower shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition on the Borrower of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty on the Borrower with respect to any Employee Benefit Plan under Section 502(c) of ERISA. In determining the Consolidated amount for any purpose pursuant to this Section 9.1(m), the liabilities, funding amounts, taxes and penalties referenced in the foregoing clauses of this Section 9.1(m) shall include those of the Material Subsidiaries and ERISA Affiliates of the Borrower to the extent the Borrower is obligated to pay any such liabilities, funding amounts, taxes and penalties.
9.2Remedies.
(a)Upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment have been terminated and/or that all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable; provided that upon the occurrence of an Event of Default under Section 9.1(h), Section 9.1(i) or Section 9.1(j) with respect to the Borrower, the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall automatically terminate and all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.
(b)In the event that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall have been terminated or all of the Loans, the Notes and the Reimbursement Obligations shall have become or been declared to be due and payable pursuant to the provisions of this Section 9.2, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and (ii) the Administrative Agent, the Issuers and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by any Issuer or any Lender (except funds received by any Issuer or any Lender as a result of a purchase from such Issuer or such Lender, as the case may be, pursuant to the provisions of Section 11.9(b)) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to the payment or reimbursement of the Administrative Agent, the Issuers and the Lenders, in that order, for any fees, expenses or amounts (other than the principal of and interest on the Reimbursement Obligations) due from the Borrower pursuant to the provisions of Section 11.5 and the Reimbursement Agreements, (2) second, to the payment of the Fees, (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans and the Notes and the Reimbursement Obligations) payable by the Borrower to the Administrative Agent, any Issuer or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans and the Letter of Credit Exposure of each Lender, of interest due on the Loans and the Reimbursement Obligations, (5) fifth, to the payment, pro rata according to the sum of (A) the aggregate outstanding principal balance of the Loans of each Lender plus (B) the aggregate outstanding balance of the Reimbursement Obligations of each Lender, of the aggregate outstanding principal balance of the Loans and the aggregate outstanding balance of the Reimbursement Obligations, and (6) sixth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

(c)In the event that the Loans and the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent, upon the written request of the Required Lenders, shall proceed to enforce the Reimbursement Obligations and the rights of the holders of the Loans and the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, each Issuer and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.
10.AGENT
10.1Appointment and Authority.
Each Credit Party hereby irrevocably appoints BofA to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 (other than Section 10.6) are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall have no rights as a third party beneficiary or otherwise of any of such provisions.
10.2Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (which includes Issuer) as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with, the Borrower, any of its Subsidiaries or any other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(1)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(2)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(3)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuer.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.4Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firms and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

10.5Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
10.6Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that, if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)Any resignation by BofA as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as an Issuer and Swing Line Lender. If BofA resigns as an Issuer, it shall, pending the issuance of letters of credit in substitution of the outstanding Letters of Credit in accordance with clause (iii) of the last sentence of this Section 10.6(b) and the return and cancellation of such outstanding Letters of Credit, retain all the rights, powers, privileges and duties of an Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuer and all Reimbursement Obligations with respect thereto, including the right to require the Lenders to make ABR Advances or fund risk participations pursuant to Section 2.9. If BofA resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Advances or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.2. Upon the appointment by the Borrower of a successor Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer or Swing Line Lender, as applicable, (ii) the retiring Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents (other than with respect to outstanding Swing Line Loans made by it and outstanding Letters of Credit issued by it), and (iii) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to BofA and the Borrower to effectively assume the obligations of BofA with respect to such Letters of Credit.
10.7Non-Reliance on Administrative Agent and Other Credit Parties.
Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Co-Documentation Agents or the Co-Syndication Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuer.
10.9Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuer (the “Lender Party”), whether or not in respect of an obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.
11.OTHER PROVISIONS
11.1Amendments, Waivers, Etc.
With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents (which, for the avoidance of doubt, shall require the prior written consent of the Borrower) and, with the written consent of the Required Lenders and the Borrower, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument (which terms and conditions shall have been agreed to by the Borrower), any of the requirements of the Loan Documents or any Default or any Event of Default and its consequences; provided that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitment Amount of any Lender without the consent of such Lender (provided that no waiver of a Default or Event of Default shall be deemed to constitute such an increase), (ii) extend the Commitment Period without the consent of each Lender directly affected thereby, (iii) reduce the amount, or extend the time of payment, of the Fees without the consent of each Lender directly affected thereby, (iv) reduce the rate, or extend the time of payment of, interest on any Revolving Credit Loan, any Note or any Reimbursement Obligation (other than the applicability of any post-default increase in such rate of interest) without the consent of each Lender directly affected thereby, (v) reduce the amount of, or extend the time of payment of, any payment of any Reimbursement Obligation or principal on any Revolving Credit Loan or any Note without the consent of each Lender directly affected thereby, (vi) decrease or forgive the principal amount of any Revolving Credit Loan, any Note or any Reimbursement Obligation without the consent of each Lender directly affected thereby, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender, (viii) change the provisions of this Section 11.1 without the consent of each Lender, (ix) change the definition of Required Lenders without the consent of each Lender, (x) change the several nature of the obligations of the Lenders without the consent of each Lender, (xi) change the sharing provisions among Lenders without the consent of each Lender directly affected thereby, or (xii) extend the expiration date of a Letter of Credit beyond the Commitment Termination Date without the consent of each Lender. Notwithstanding the foregoing, in addition to the receipt of the prior written consents of the Borrower and the Required Lenders, no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent, any Issuer or the Swing Line Lender under any Loan Document without the written consent of the Administrative Agent, such Issuer or the Swing Line Lender, as the case may be, (B) change the Letter of Credit Commitment, change the amount or the time of payment of any Letter of Credit or any commission or fee payable to the Issuer thereof in connection therewith, or change any other term or provision which relates to the Letter of Credit Commitment of such Issuer or the Letters of Credit issued thereby without the written consent of such Issuer, (C) change the Swing Line Commitment, change the amount or the time of payment of the Swing Line Loans or interest thereon or change any other term or provision which relates to the Swing Line Commitment or the Swing Line Loans without the written consent of the Swing Line Lender or (D) change the amount or the time of payment of any Competitive Bid Loan or interest thereon without the written consent of the Lender holding such Competitive Bid Loan. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuers, the Administrative Agent and all future holders of the Loans, the Notes and the Reimbursement Obligations. In the case of any waiver, the Borrower, the Lenders, the Issuers and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (1) the Administrative Agent and the Borrower may make amendments contemplated by Section 3.8(c) without the consent of any other Person party hereto, (2) if the Administrative Agent and the Borrower shall have jointly identified an obvious error, ambiguity, defect, inconsistency, omission or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any party to any Loan Document (other than the Administrative Agent and the Borrower) if the same (x) does not adversely affect the rights of any Lender or (y) is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Domestic Business Days following receipt of notice thereof, and (3) this Agreement may be amended or amended and restated without the consent of any specific Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated, as the case may be), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Any amendment, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
11.2Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
If to the Borrower:

CVS Health Corporation
1 CVS Drive
MC2340
Woonsocket, Rhode Island 02895
Attention:	Tracy L. Smith
Senior Vice President and Treasurer
Telephone: (401) 770-5097
Email:	tracy.smith@cvshealth.com

with a copy, in the case of a notice of Default or Event of Default, to:

CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:	Tom Moffatt
Vice President, Assistant Secretary and Assistant General Counsel –
Corporate Services
Telephone: (401) 770-5409
Email:	thomas.moffatt@cvshealth.com

with a copy (in the case of a notice of Default or Event of Default and which shall not constitute notice under this Agreement or any other Loan Document for any purpose) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Gregory E. Pessin
Telephone: (212) 403-1359
Email:	gepessin@wlrk.com

If to the Administrative Agent, BofA as an Issuer or the Swing Line Lender:
in the case of each Borrowing Request, each notice of prepayment under Section 2.7, each Letter of Credit Request, each Competitive Bid Request, each Competitive Bid, and each Competitive Bid Accept/Reject Letter:
Bank of America, N.A., as Administrative Agent
900 W. Trade St., 6th Floor
NC1-026-06-04
Charlotte, NC 28255
Attention:  Kennedy Diggs
Tel: 980-387-4805
Facsimile: 704-625-5608
Email: kennedy.diggs@bofa.com

Remittance Instructions- US Dollars:
Bank of America, N.A.
New York, NY 10001
ABA# XXXXXXXXX
Account No.: XXXXXXXXXXXXX
Account Name: Wire Clearing Acct for Syn Loans-LIQ
Ref: CVS HEALTH CORPORATION

in the case of each Letter of Credit Request:
Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Trade Operations
Tel: 570-496-9619
Facsimile: 800-755-8740
Email: tradeclientserviceteamus@bofa.com

Remittance Instructions:
Bank of America, N.A.
New York, NY 10001
ABA #: XXX-XXX-XXX
Account #: XXXXX-XXXXXX
Attn: Scranton Standby
Ref: CVS HEALTH CORPORATION

and in all other cases:
Bank of America, N.A., as Administrative Agent
900 W. Trade St., 6th Floor
NC1-026-06-03
Charlotte, NC 28255
Attention: Kyle Harding
Tel: 980-275-6132
Facsimile: 704-719-5215
Email: kyle.d.harding@bofa.com

If to any Lender or any other Issuer: to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.
(b)Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including email, FpML messaging and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Credit Party pursuant to Section 2 or Section 3.3 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” or “read requested” function, as available, return email or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Change of Address. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender or any Issuer, by notice to the Administrative Agent and the Borrower). Subject to the second paragraph of this Section 11.2(b), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided that any such notice or communication that is not received on a Domestic Business Day during the normal business hours of the recipient shall be deemed received at the opening of business on the next Domestic Business Day.
(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF

ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
11.3No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Issuer, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
11.4Survival of Representations and Warranties.
All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.
11.5Payment of Expenses; Indemnified Liabilities.
(a)The Borrower agrees, as soon as practicable following presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made or Letter of Credit is issued, (a) to pay or reimburse the Administrative Agent and its Affiliates for all their reasonable and documented out-of-pocket costs and expenses actually incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable and documented out-of-pocket fees and disbursements of Special Counsel, (b) to pay, indemnify, and hold the Administrative Agent, the Lenders and the Issuers harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent, the Lenders or the Issuers, as the case may be, in failing to pay such fees, liabilities or penalties when due) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or any documents prepared in connection therewith, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel)

representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a single local counsel for each applicable jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person))) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the “Indemnified Liabilities”) and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law. Notwithstanding anything to the contrary contained in this Section 11.5, the foregoing payment, indemnification and reimbursement obligations will not, as to any Person identified in this Section 11.5, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Person, (B) from a material breach of the obligations hereunder of such Person, (C) out of or in connection with Section 11.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by any such Person against any such other Person (other than the Administrative Agent, a Joint Lead Arranger, the Issuer or the Swing Line Lender, in each case, in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 11.5 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.
(b)Notwithstanding the above, the Borrower shall have no liability under this Section 11.5 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes. Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 11.10 shall not be available to be claimed by such Indemnified Person under this Section 11.5, it being understood and agreed that the rights of an Indemnified Person under this Section 11.5 and Section 11.10 shall not be duplicative.
11.6Lending Offices.
Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.
11.7Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder, except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 11.7, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.7 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 11.7 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Participants to the extent provided in paragraph (d) of this Section 11.7 and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(1)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment Amount or Swing Line Commitment and the Loans and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in paragraph (b)(1)(A) of this Section 11.7, the Commitment Amount or Swing Line Commitment (which for this purpose includes the Loans of the assigning Lender outstanding thereunder and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it thereunder) or, if the Commitment or Swing Line Commitment of the assigning Lender is not then in effect, the principal outstanding balance of the Loans and the Letter of Credit Exposure and Swing Line Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(2)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Letter of Credit Exposure and Swing Line Exposure or the Commitment assigned, except that this clause (2) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Competitive Bid Loans on a non-pro rata basis.
(3)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(1)(B) of this Section 11.7 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (it being understood that it shall not be deemed unreasonable for the Borrower to withhold consent to any assignment if it reasonably believes that such assignment would result in the Borrower incurring increased costs pursuant to Section 3.6 or Section 3.10);
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of an unfunded or revolving facility hereunder if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving facility hereunder.
(4)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 ($7,500 in the case of an assignment by a Defaulting Lender) (which fee shall be paid by the assignor or the assignee and may be waived or reduced in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(5)No Assignment to Certain Parties. No such assignment shall be made to (A) the Borrower, any of its Subsidiaries or any of their respective Affiliates or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(6)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person).
(7)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (7), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.7, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.6, Section 3.7, and Section 11.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.7.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuer and any Lender (but only, in the case of an Issuer or a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Advances and other obligations pursuant to the terms hereof or such Issuer’s Letter of Credit Commitments and other obligations pursuant to the terms hereof, as applicable) at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), the Borrower, any of its Subsidiaries or any of their respective Affiliates) (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Exposure, Swing Line Exposure and/or the Loans, Letter of Credit Exposure or Swing Line Exposure owing to it); provided that (i) all of such Lender’s obligations under this Agreement and the other Loan Documents shall remain in all respects unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which requires the consent of all Lenders or all affected Lenders that directly affects such Participant. Subject to paragraph (e) of this Section 11.7, the

Borrower agrees that each Participant shall be entitled to the benefits of Section 3.5, Section 3.6, Section 3.7 and Section 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.7. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 11.9(b) as though it were a Lender. Each Lender that sells a participation with respect to a Commitment or Loan shall, solely for the purposes of complying with the rules regarding registered form in the Internal Revenue Code, act as a non-fiduciary agent of the Borrower, maintaining a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Commitment and/or Loan (each a “Participant Register”), and the entries in such Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall be required to disclose the existence of, or any of the information contained in, any Participant Register maintained by it to the Borrower or any other Person unless requested in writing by the Borrower, and only to the Internal Revenue Service to the extent such disclosure is required in order to comply with the rules requiring registered form pursuant to the Internal Revenue Code.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.5, Section 3.6, Section 3.7 or Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(f) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Issuer or the Swing Line Lender assigns all of its Commitment and Loans pursuant to clause (b) above, such Issuer or Swing Line Lender may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable Issuer or Swing Line Lender as an Issuer or Swing Line Lender, as the case may be. If the applicable Issuer resigns as an Issuer, it shall retain all the rights, powers, privileges and duties of an Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuer and all Reimbursement Obligations with respect thereto (including the right to require the Lenders to make ABR Advances or fund risk participations in pursuant to Section 2.9). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Advances or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.2. Upon the appointment of a successor Issuer and/or Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer or Swing Line Lender, as the case may be, and (y) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring Issuer and the Borrower to effectively assume the obligations of the applicable retiring Issuer with respect to such Letters of Credit.
(h)Disqualified Institutions. (i) No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing as otherwise contemplated by this Section 11.7, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution and delivery by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.7), all of its interest, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any bankruptcy or insolvency laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the United States Bankruptcy Code (or any similar provision in any other bankruptcy or insolvency laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the United States Bankruptcy Code (or any similar provision in any other bankruptcy or insolvency laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
11.8Counterparts; Electronic Execution.
(a)Counterparts. Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of any Loan Document by fax or other electronic means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Loan Document.
(b)Electronic Execution. This Agreement and any document, amendment, approval, assignment, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party hereto hereby agrees that any Electronic Signature on, or associated with, any Communication shall be valid and binding on such party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by each party hereto of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party hereto may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it (it being acknowledged that the Administrative Agent will accept “.pdf” signatures). Without limiting the foregoing sentence, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification, and (b) upon the request of the Administrative Agent or any Lender hereto, any Electronic Signature shall be promptly (to the extent reasonably practicable at such time as reasonably determined by the Borrower) followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
11.9Set-off and Sharing of Payments.
(a)In addition to any rights and remedies of the Lenders and the Issuers provided by law, after the occurrence and during the continuance of an Event of Default under Section 9.1(a) or Section 9.1(b) or upon the acceleration of the Loans, each Lender and each Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Lender or such Issuer arising under the Loan Documents, any amount owing from such Lender or such Issuer to the Borrower. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender or such Issuer against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender or such Issuer prior to the making, filing or issuance of, service upon such Lender or such Issuer of, or notice to such Lender or such Issuer of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender and each Issuer agree promptly to notify the Borrower and the Administrative Agent after each such set-off and application made by such Lender or such Issuer, provided that the failure to give such notice shall not affect the validity of such set-off and application.
(b)If any Lender or any Issuer shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Notes or the Reimbursement Obligations in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations) of payments then due and payable on account of the Loans and Notes received by all the Lenders or the Reimbursement Obligations received by all Issuers, such Lender or such Issuer, as the case may be, shall forthwith purchase, without recourse, for cash, from the other Lenders or Issuers, as the case may be, such participations in their Loans and Notes or the Reimbursement Obligations as shall be necessary to cause such purchasing Lender or Issuer to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans and the Reimbursement Obligations); provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Issuer, such purchase from each Lender or Issuer shall be rescinded and each such Lender and Issuer shall repay to the purchasing Lender or Issuer the purchase price to the extent of such recovery, together with an amount equal to such Lender’s or Issuer’s pro rata share (according to the proportion of (i) the amount of such Lender’s or Issuer’s required repayment to (ii) the total amount so recovered from the purchasing Lender or Issuer) of any interest or other amount paid or payable by the purchasing Lender or Issuer in respect of the total amount so recovered. The Borrower agrees, to the fullest extent permitted by law, that any Lender or Issuer so purchasing a participation from another Lender or Issuer pursuant to this Section 11.9 may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender or Issuer were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 11.9 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to, and in accordance with, the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of cash collateral as provided herein, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Reimbursement Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 11.9 shall apply).
11.10Indemnity.
(a)The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel) representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person)), actually incurred by any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials in, on, under or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on statute, contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto. Notwithstanding anything to the contrary contained in this Section 11.10(a), the foregoing indemnity will not, as to any Indemnified Person, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Indemnified Person, (B) from a material breach of the obligations hereunder of such Indemnified Person, (C) out of or in connection with Section 11.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than the Administrative Agent, a Joint Lead Arranger, the Issuer or the Swing Line Lender, in each case in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction.
(b)To the extent that the Borrower fails to pay as soon as practicable any amount required to be paid by it to the Administrative Agent under subsection (a) of this Section 11.10 (the “Indemnified Amount”), each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by (i) at any time when no Loans are outstanding, its Commitment Percentage, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender’s Credit Exposure and (B) the denominator of which is the sum of the Aggregate Credit Exposure (in each case determined as of the time that the applicable Indemnified Amount is sought); provided that the Indemnified Amount was payable to the Administrative Agent in its capacity as such.
(c)The obligations of the Borrower and the Lenders under this Section 11.10 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.
(d)If any settlement of any investigation, litigation or proceeding to which the indemnity in this Section 11.10 applies (any of the foregoing, a “Proceeding”) is instituted or threatened against any Indemnified Person (or its Related Parties) in respect of which indemnity may be sought hereunder, unless an Event of Default under Section 9.1(a), 9.1(h), 9.1(i) or 9.1(j) exists, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnified Person) and after notice from the Borrower to such Indemnified Person of the Borrower’s election so to assume the defense thereof, the Borrower will not be liable to such Indemnified Person hereunder for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable and documented out-of-pocket costs of investigation and such other reasonable and documented out-of-pocket expenses as have been approved in advance; provided, that (i) if counsel for such Indemnified Person determines in good faith that there is a conflict that requires separate representation for the Borrower and such Indemnified Person or that there may be legal defenses available to such Indemnified Person which are different from, or in addition to, those available to the Borrower or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Person in any such action, then in either such event, (A) such Indemnified Person shall be entitled to one primary counsel and, if necessary, one local counsel to represent such Indemnified Person and all other Indemnified Persons similarly situated (such counsels selected by the Administrative Agent), (B) the Borrower shall not, or shall not any longer, be entitled to assume the defense thereof on behalf of such Indemnified Person, and (C) such Indemnified Person shall be entitled to indemnification for the expenses (including fees and expenses of such counsel) to the extent provided in this Section 11.10. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement, compromise or consent to the entry of any judgment in any action or Proceeding effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood and agreed that the withholding, conditioning or delaying of the Borrower’s consent in connection with a settlement, compromise or consent to the entry of any judgment in any action or proceeding which does not include an unconditional release of the Borrower and the Subsidiaries from all liability or claims that are the subject matter of such Proceeding or which includes a statement as to any admission of fault by or on behalf of the Borrower or any Subsidiary shall not be deemed unreasonable), but if settled with the Borrower’s prior written consent or if there is a final judgment for the plaintiff in any such Proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement, compromise or consent to the entry of any judgment in any action or Proceeding in accordance with this Section 11.10. The Borrower shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding, (y) does not include any statement as to any admission of fault by or on behalf of such Indemnified

Person, and (z) contains customary confidentiality provisions with respect to the terms of such settlement.
(e)Notwithstanding any provision in this Agreement to the contrary, none of the Borrower, the Administrative Agent, the Lenders or any Affiliate of any of the foregoing will be responsible or liable to any Person or entity, on any theory of liability, for any indirect, special, punitive or consequential damages that may be alleged as a result of the transactions contemplated hereby or by the other Loan Documents or any use or intended use of the proceeds of the Loans; provided that nothing in this clause (e) shall limit the Borrower’s indemnity obligations set forth in this Agreement with respect to any indirect, punitive or consequential damages included in any third party claim in connection with which an Indemnified Person is entitled to indemnification hereunder. In addition to, and without limiting the immediately foregoing sentence, and to the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated hereby or any Loan or any Letter of Credit or the use of the proceeds thereof.
(f)Notwithstanding the above, the Borrower shall have no liability under this Section 11.10 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes. Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 11.5 shall not be available to be claimed by such Indemnified Person under this Section 11.10, it being understood and agreed that the rights of an Indemnified Person under this Section 11.10 and Section 11.5 shall not be duplicative.
11.11Governing Law.
The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
11.12Severability.
Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
11.13Integration.
All exhibits to the Loan Documents shall be deemed to be a part thereof. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.
11.14Treatment of Certain Information.
(a)Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its

Affiliates’ respective partners, directors, officers, employees, agents, advisors, credit insurance brokers and providers, and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided that each Credit Party shall be responsible for its controlled Affiliates’ compliance in keeping Information confidential, (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) to use commercially reasonable efforts to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person agrees to (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (viii) with the prior written consent of the Borrower, (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 11.14 or a breach of any other confidentiality obligation owing by such Credit Party to the Borrower or (2) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower not known to such Credit Party to be prohibited from disclosing such Information, and (x) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (2) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
(b)For purposes of this Section 11.14, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.
11.15Acknowledgments.
The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, the relationship among the Administrative Agent, the Issuers and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

11.16Consent to Jurisdiction.
Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York, Borough of Manhattan, over any suit, action, claim, counterclaim or proceeding arising out of or relating to the Loan Documents. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION, CLAIM, COUNTERCLAIM OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION, CLAIM, COUNTERCLAIM OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Each of the parties hereto agrees that a final judgment in any such suit, action, claim, counterclaim or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.
11.17Service of Process.
Each of the parties hereto agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of such party set forth or referred to in Section 11.2. Each of the parties hereto agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.
11.18No Limitation on Service or Suit.
Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, any Issuer or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, any Issuer or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.
11.19WAIVER OF TRIAL BY JURY.
EACH OF THE CREDIT PARTIES AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THE CREDIT PARTIES, OR COUNSEL TO ANY OF THE CREDIT PARTIES, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE CREDIT PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.19.
11.20Patriot Act Notice.
Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
11.21No Fiduciary Duty.
The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Subsidiaries, on the one hand, and the Credit Parties, the Joint Lead Arrangers, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties, such Joint Lead Arrangers, or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
11.22Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.23Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)For purposes of this Section 11.23, the following defined terms when used herein have the following meanings:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
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